Exhibit 10.3

DRUHERT OFFICE PARATEK PHARMA LSE

OFFICE LEASE

THE HERITAGE ON THE GARDEN

BOSTON, MASSACHUSETTS

PARATEK PHARMA, LLC.

gsdocs.8183546.7

(i)

gsdocs.8183546.7

	11.7	Rent Abatement	26
	11.8	Award	27
XII.		Landlord's Remedies	27
	12.1	Events of Default	27
	12.2	Remedies	28
	12.3	Landlord's Default	30
XIII.		Miscellaneous Provisions	31
	13.1	Extra Hazardous Use	31
	13.2	Waiver	31
	13.3	Covenant of Quiet Enjoyment	31
	13.4	Notice to Mortgagee and Ground Lessor	32
	13.5	Assignment of Rents	32
	13.6	Mechanics' Liens	33
	13.7	No Brokerage	33
	13.8	Invalidity of Particular Provisions	33
	13.9	Provisions Binding, Etc.	33
	13.10	Recording	34
	13.11	Notices	34
	13.12	When Lease Becomes Binding	34
	13.13	Paragraph Headings	35
	13.14	Rights of Mortgagee	35
	13.15	Status Report	35
	13.16	Security Deposit; Tenant's Financial Condition	36
	13.17	Additional Remedies of Landlord	37
	13.18	Holding Over	37
	13.19	Non-Subrogation	37
	13.20	[INTENTIONALLY DELETED]	37
	13.21	Governing Law	37
	13.22	Definition of Additional Rent	38
	13.23	Landlord's Fees and Expenses	38
XIV.		Parking	38
	14.1	Parking Rights	38

EXHIBITS	A	Plan Showing Tenant's Space	A-1
	B	Description of Lot	B-1
	C	Landlord's Work	C-1
	D	Landlord's Services	D-1
	F	Address for Payments	F-1

(ii)

gsdocs.8183546.7

THIS INSTRUMENT IS AN INDENTURE OF LEASE in which the Landlord and the Tenant are the parties hereinafter named, and which relates to space in the building (the “Building”) now known as The Heritage on The Garden, the office portion of which is now numbered 75 Park Plaza, and located at the southeasterly intersection of Arlington Street and Boylston Street in Boston, Massachusetts.

The parties to this instrument hereby agree with each other as follows:

ARTICLE I

BASIC LEASE PROVISIONS

1.1

INTRODUCTION.  As further supplemented in the balance of this instrument and its Exhibits, the following sets forth the basic terms of this Lease and, where appropriate, constitutes definitions of certain terms used in this Lease.

1.2	BASIC DATA.

Date:		April 24, 2015

	Landlord:	TDC Heritage LLC; a Delaware limited liability company

		Present Mailing Address	c/o The Druker Company, Ltd.

		of Landlord:	50 Federal Street Suite 1000 Boston, Massachusetts 02110
	Tenant:	Paratek Pharma, LLC.
	Present Mailing Address of Tenant:		75 Kneeland Street Boston, Massachusetts 02111

	Lease Term or Term:	Forty-Eight (48) calendar months (plus the partial month, if any, immediately following the Rent Commencement Date as defined Section 2.1(b)).

		Anticipated Delivery Date:	June 30, 2015

Rent Commencement

		Date:	Sixty (60) days after the Commencement Date.

Fixed Rent:

For and with respect to the first twelve (12) calendar months, plus the partial month, if any, immediately following the Rent Commencement Date at the rate of $421,408.00 per annum, payable at the rate of $35,117.33 per calendar month and proportionately at such monthly rate for any partial month.

For and with respect to the next twelve (12) calendar months of the term of this lease at the rate of $429,512.00 per annum, payable at the rate of $35,792.67 per calendar month and proportionately at such monthly rate for any partial month.

For and with respect to the next twelve (12) calendar months of the term of this lease at the rate of $437,616.00 per annum, payable at the rate of $36,468.00 per calendar month and proportionately at such monthly rate for any partial month.

For and with respect to the next twelve (12) calendar months of the term of this lease at the rate of $445,720.00 per annum, payable at the rate of $37,143.33 per calendar month and proportionately at such monthly rate for any partial month.

	Use:	For executive, administrative and general offices only.
	Description of Space:	The portion of the Building located on the 4th

	(herein the “Premises”)	floor as shown on Exhibit A attached hereto consisting of approximately 8,104 square feet of floor area.

Tenant's Share:		4.9%

	Base Tax Amount:	The Taxes for the tax period ending June 30, 2015.

Base Premises Operating

Expenses:

The sum of (x) The Tenant’s Commercial Expenses Share of the Commercial Operating Expenses and (y) the Tenant’s Office Expenses Share of the Office Operating Expenses, in each case, for and with respect to calendar year 2015.

Lot:		The parcel of land described on Exhibit B hereto.

Security Deposit:		$250,000.00.

Guarantor:		Paratek Pharmaceuticals, Inc., a Delaware corporation.

Brokers:		Cushman & Wakefield of Massachusetts, Inc.

	Parking Spaces:	Three (3) parking spaces, consisting of one individual space and two tandem spaces.

ARTICLE II

DESCRIPTION OF PREMISES

AND APPURTENANT RIGHTS; TERM

2.1

LOCATION OF PREMISES; TERM.  (a) Landlord hereby demises and leases to Tenant, and Tenant hereby accepts from Landlord, the Premises identified in the foregoing portions of this Lease for and during the Lease Term.

(b) The Lease Term shall begin on the earlier of (i) the date the Premises are conclusively deemed delivered to Tenant in accordance with Section 6.1 hereof or (ii) the date the Tenant commences its operations at the Premises (the “Commencement Date”).  The Lease Term shall continue for the period set forth in Section 1.2 hereof, unless sooner terminated as hereinafter provided, and without any right of renewal or extension, except as expressly set forth in this Lease.  After the Commencement Date, upon the request of either party, Landlord and Tenant shall enter unto an instrument confirming the Commencement Date.

(c) Subject to delays from causes beyond the control of Landlord or caused by the action or inaction of the Tenant, Landlord shall use reasonable speed and diligence in the construction of the Building and shall use all reasonable efforts to deliver the Premises to Tenant for its occupancy on or before the Anticipated Delivery Date.  Except as expressly set forth herein, the failure to deliver the Premises to Tenant for its occupancy by the Anticipated Delivery Date shall in no way affect the validity of this Lease or the obligations of Tenant hereunder nor shall the same be construed in any way to extend the term of this Lease.  If the Premises are not deemed delivered to Tenant under Section 6.1 hereof by the date which is sixty (60) days after the Anticipated Delivery Date (extended to the extent of delays from causes resulting from the action or inaction of Tenant) then Tenant shall have the right to terminate this Lease by written notice to such effect given to the Landlord before the expiration of such 60 day period.

2.2

APPURTENANT RIGHTS AND RESERVATIONS.  Tenant shall have, as appurtenant to the Premises, the exclusive right to use any terrace area directly bordering on the Premises which area is accessible only through the Premises as shown on the plan annexed hereto as Exhibit A (said terrace area is to be included as part of the Premises for all purposes hereunder) and the nonexclusive right to use and to permit its invitees to use in common with others, public or common lobbies, hallways, stairways, passenger and freight elevators and sanitary facilities in the Commercial Unit, but such rights shall always be subject to reasonable rules and regulations from time to time established by Landlord by suitable notice and to the right of Landlord to designate and change from time to time areas and facilities so to be used.

Excepted and excluded from the Premises are the structural roof or ceiling, the structural floor and all perimeter walls of the Premises, except in each case the inner surfaces thereof, but the entry doors to the Premises are not excluded from the Premises and are a part thereof for all purposes; and Tenant agrees that Landlord shall have the right to place in the Premises (but in such manner as to reduce to a minimum interference with Tenant's use of the Premises) utility lines, pipes and the like to serve premises other than the Premises, and to replace, maintain and repair such utility lines, pipes and the like, in, over and upon the Premises.

During the hours of 8:00 A.M. to 6:00 P.M., Monday through Friday, and 8:00 A.M. to 1:00 P.M. on Saturdays, legal holidays in all cases excepted (hereinafter referred to as “Normal Building Operating Hours”), the Building shall be open and access to the Premises shall be freely available, subject to interruption due to causes beyond Landlord's reasonable control.  During periods other than Normal Building Operating Hours, Landlord shall provide means of access to the Premises on a 24/7 basis, but access to the Premises during Normal Building Operating Hours and at other times shall always be subject to reasonable rules and regulations therefor from time to time established by Landlord by suitable notice.  Tenant acknowledges that, in all events, Tenant is responsible for providing security to the  Premises and its own personnel, and Tenant shall indemnify, defend with counsel of Landlord's selection, and save Landlord harmless from any claim for injury to person or damage to property asserted by any personnel, employee, guest, invitee or agent of Tenant which is suffered or occurs in or about the Premises or in or about the Building by reason of the act of an intruder or any other person in or about the Premises or the Building.

ARTICLE III

RENT

3.1

FIXED RENT.  Tenant agrees to pay to Landlord, without notice, demand, or off-set or deduction, except as set forth herein, on the Rent Commencement Date and thereafter, monthly, in advance, on the first day of each and every calendar month during the Lease Term, a sum equal to the monthly Fixed Rent specified in Section 1.2 hereof.  Until further notice all payments of rent hereunder shall be sent in accordance with the rent payment direction attached as Exhibit F.

ARTICLE IV

USE OF PREMISES

4.1

PERMITTED USE.  Tenant agrees that the Premises shall be used and occupied by Tenant only for the purpose specified as the use thereof in Section 1.2 of this Lease, and for no other purpose or purposes.

Tenant further agrees to conform to the following provisions during the entire Lease Term:

(a) Tenant shall cause all freight (including furniture, fixtures and equipment used by Tenant in the occupancy of the Premises) to be delivered to or removed from the Building and the Premises in accordance with reasonable rules and regulations established by Landlord therefor, and in accordance with the Condominium Documents (as hereinafter defined), and Landlord may require that such deliveries or removals be undertaken during periods other than Normal Building Operating Hours;

(b) Tenant shall not place on the exterior of exterior walls (including both interior and exterior surfaces of windows and doors) or on any part of the Building outside the Premises, any sign, symbol, advertisement or the like visible to public view outside of the Premises.  Landlord shall install, at Landlord’s cost, on the door to the Premises a building standard sign identifying Tenant and shall list Tenant on the Building directory.  Landlord has established standards for such signs and Tenant agrees to conform to the same and to submit for Landlord's prior approval a plan or sketch of the sign to be placed on such entry doors. Without limitation, lettering on windows and window displays are expressly prohibited.  Tenant will not install drapes, window blinds or other window coverings on exterior windows except for those approved by Landlord and in all events all such coverings shall be of a color approved by Landlord;

(c) Tenant shall not perform any act or any practice which may injure the Premises, or any other part of the Building, or cause any offensive odors or loud noise, or constitute a nuisance or a menace to any other tenant or tenants or occupants or other persons in the Building, or be detrimental to the reputation or appearance of the Building.  In no event may any cooking or food preparation be carried on in the Premises without Landlord's prior consent, nor may any vending machines be installed at the Premises except those expressly approved by Landlord;

(d) Tenant shall conduct Tenant's business in the Premises in such a manner that Tenant's invitees shall not collect, line up or linger in the lobby or corridors of the Building, but shall be entirely accommodated within the Premises;

(e)Tenant shall comply and shall cause all employees to comply with all rules and regulations from time to time established by Landlord by suitable notice, with the Condominium Documents and with the Land Disposition Agreement, dated June 26, 1986 by and among certain parties, including the Boston Redevelopment Authority and Landlord, as in effect from time to time (the “Land Disposition Agreement”).  Landlord shall not, however, be responsible for the noncompliance with any such rules, regulations, Condominium Documents and Land Disposition Agreement by any other tenant or occupant of the Building.  It is understood that this lease is subject and subordinate to the Condominium Documents and all rights of Tenant hereunder shall be exercised in accordance with the Condominium Documents;

(f) Tenant shall not use the name of the Building directly or indirectly in connection with Tenant's business, except as a part of Tenant's address and directing visitors to Tenant’s location in the Building, and Landlord reserves the right to change the name of the Building at any time;

(g) The Tenant shall not use, handle, store, release or discharge hazardous materials, oil, or hazardous wastes in the demised premises.

4.2

ALTERATIONS.  After initial completion of any work to be done by Tenant as provided in Article VI, Tenant shall not alter or add to the Premises, except in accordance with written consent from Landlord, which Landlord agrees not unreasonably to withhold as to alterations or additions which (i) are not visible from the exterior of the Premises and (ii) do not affect the structure or any mechanical, electrical or plumbing system of the Building.  Tenant's work as described in Article VI and all other alterations made by Tenant shall be made in accordance with all applicable laws, in a good and first-class workmanlike manner and in accordance with the requirements of Landlord's insurers and Tenant's insurers.  Without limitation, said Tenant's work as described in Article VI and all other alterations made by Tenant shall be performed in accordance with the provisions of this Article IV and of Article VI.  Any contractor or other person undertaking any alterations of the Premises on behalf of Tenant shall be covered by Commercial General Liability and Workmen's Compensation insurance with coverage limits acceptable to Landlord and evidence thereof shall be furnished to Landlord prior to the performance by such contractor or person of any work in respect of the Premises.  All work performed by Tenant in the Premises shall remain therein (unless Landlord directs Tenant to remove the same on termination) and, at termination, shall be surrendered as a part thereof, except for Tenant's usual trade furniture and equipment, if movable, installed prior to or during the Lease Term at Tenant's cost, which trade furniture and equipment Tenant may remove upon the termination of this Lease provided that Tenant is not then in default hereunder.  Until such time as any such default is cured, Landlord shall have a security interest in such trade furniture and equipment.  Tenant agrees to repair any and all damage to the Premises resulting from such removal (including removal of Tenant's improvements directed by Landlord) or, if Landlord so elects, to pay Landlord for the cost of any such repairs forthwith after billing therefor. Notwithstanding the foregoing, Tenant may, without Landlord’s prior consent or approval, make cosmetic alterations (i.e., any interior alterations that are non-structural and do not affect the Building systems) that do not exceed $10,000 per project.

ARTICLE V

ASSIGNMENT AND SUBLETTING

5.1

PROHIBITION.  Notwithstanding any other provisions of this Lease, except as set forth in this Article V, Tenant covenants and agrees that it will not assign this Lease or sublet (which term, without limitation, shall include the granting of concessions, licenses, management arrangements and the like) the whole or any part of the Premises without, in each instance, having first received the express written consent of Landlord, which shall not be unreasonably withheld, conditioned or delayed; provided, however, that in granting such consent, Landlord shall be entitled to take into account all factors which a reasonable landlord would consider and, without limitation, Landlord may withhold such consent if Landlord determines in the exercise of its reasonable business judgment that (a) the proposed assignee or sublessee does not have the financial capacity to perform its obligations under this lease or the sublease, as the case may be, (b) the proposed assignee or sublessee does not have a business reputation and image consistent with the quality and image of the Building, (c) the proposed assignee or sublessee is then engaged in negotiations with the Landlord for space in the Commercial Unit (or within the prior six (6) months has been so involved) or (d) the proposed assignee or sublessee is a governmental or quasi governmental agency or authority; and notwithstanding anything to the contrary herein, Landlord may withhold, in its sole discretion, its consent to a subletting of less than all the Premises.  Any assignment of this Lease (which term shall include the sale or transfer of fifty percent (50%) or more of the stock in Tenant (other than in a Financing Transaction) as set forth below), or subletting of the whole or any part of the Premises (other than as permitted to a subsidiary or a controlling corporation as set forth below) by Tenant without Landlord's express consent shall be invalid, void and of no force or effect.  In any case where Landlord shall consent to such assignment or subletting, the Tenant named herein shall remain fully liable for the obligations of Tenant hereunder, including, without limitation, the obligation to pay the Fixed Rent and other amounts provided under this Lease.  Any such request shall set forth, in detail reasonably satisfactory to Landlord, the identification of the proposed assignee or sublessee, its financial condition and the terms on which the proposed assignment or subletting is to be made, including, without limitation, the rent or any other consideration to be paid in respect thereto and such request shall be treated as Tenant's warranty in respect of the information submitted therewith.

For the avoidance of doubt, any sale of the capital stock of the Tenant in any transaction or series of related transactions the goal of which is to finance the ongoing business and operations of the Tenant and which involve professional investors who typically invest in businesses like Tenant (a “Financing Transaction”) shall not be deemed a sublease or assignment under this Article V, provided that the management of Tenant has not changed as a result of such a financing transaction.

It shall be a condition of the validity of any such assignment or subletting that the assignee or sublessee agrees directly with Landlord, in form satisfactory to Landlord, to be bound by all the obligations of Tenant hereunder, including, without limitation, the obligation to pay Fixed Rent and other amounts provided for under this Lease and the covenant against further assignment and subletting, but such assignment or subletting shall not relieve the Tenant named herein of any of the obligations of Tenant hereunder, and Tenant shall remain fully liable therefor.  In no event, however, shall Tenant assign this Lease or sublet the whole or any part of the Premises to a proposed assignee or sublessee which has been judicially declared bankrupt or insolvent according to law, or with respect to which an assignment has been made of property for the benefit of creditors, or with respect to which a receiver, guardian, conservator, trustee in involuntary bankruptcy or similar officer has been appointed to take charge of all or any substantial part of the proposed assignee's or sublessee's property by a court of competent jurisdiction, or with respect to which a petition has been filed for reorganization under any provisions of the Bankruptcy Code now or hereafter enacted, or if a proposed assignee or sublessee has filed a petition for such reorganization, or for arrangements under any provisions of the Bankruptcy Code now or hereafter enacted and providing a plan for a debtor to settle, satisfy or extend the time for the payment of debts.  Tenant shall, upon demand, reimburse Landlord for the reasonable legal fees and expenses incurred by Landlord in processing any request to assign this Lease or to sublet all or any portion of the Premises up to a maximum of $2,500, whether or not Landlord agrees thereto, and if Tenant shall fail promptly so to reimburse Landlord, the same shall be a default in Tenant's monetary obligations under this Lease.

Without limiting Landlord's discretion to grant or withhold its consent to any proposed assignment or subletting, if Tenant requests Landlord's consent to assign this Lease or sublet all or any portion of the Premises, Landlord shall have the option, exercisable by written notice to Tenant given within twenty-one (21) days after Landlord's receipt of such request, to terminate this Lease as of the date specified in such notice for the entire Premises, in the case of an assignment or subletting of the whole, and for the portion of the Premises, in the case of a subletting of a portion.  In the event Landlord elects to exercise the foregoing recapture right, Tenant may, within five (5) days, elect to rescind its request to such assignment of subletting of the Premises and, if such rescission is timely exercised, Landlord’s recapture shall be ineffective and this Lease shall continue in full force and effect, but Tenant may make such rescission only one (1) time during any twelve (12) month period. In the event of termination in respect of a portion of the Premises, the portion so eliminated shall be delivered to Landlord on the date specified free and clear of all occupants and their effects, broom clean and in good order and condition in the manner provided in Section 4.2 at the end of the Lease Term and Tenant shall construct demising walls at Tenant's expense in accordance with specifications made by Landlord.  To the extent necessary in Landlord's judgment, Landlord, at its own cost and expense, may have access to and may make modification to the Premises so as to make such portion delivered to Landlord a self-contained rental unit with access to common areas, elevators and the like.  Fixed Rent, Tenant's Share and Tenant's Office Expenses Share and Tenant's Commercial Expenses Share (as hereinafter defined) shall be adjusted on a pro rata basis according to the extent of the Premises for which the

Lease is terminated.  Without limitation of the rights of Landlord hereunder in respect thereto, if there is any assignment of this Lease by Tenant for consideration or a subletting of the whole of the Premises by Tenant at a rent or other consideration which exceeds the rent payable hereunder by Tenant, or if there is a subletting of a portion of the Premises by Tenant at a rent in excess of the subleased portion's pro rata share of the rent payable hereunder by Tenant, then Tenant shall pay to Landlord, as additional rent, forthwith upon Tenant's receipt of the consideration (or the cash equivalent thereof) therefor, 50% of any such excess. The provisions of this paragraph shall apply to each and every assignment of the Lease and each and every subletting of all or a portion of the Premises, whether to a subsidiary or controlling corporation of the Tenant or any other person, firm or entity, in each case on the terms and conditions set forth herein.  For the purposes of this Section 5.1, the term “rent” shall mean all Fixed Rent, additional rent or other payments and/or consideration payable by one party to another for the use and occupancy of all or a portion of the Premises.

The provisions of this Section 5.1 relating to the necessity of Landlord's prior consent shall not, however, be applicable to an assignment of this Lease by Tenant to a subsidiary (for such period of time as the stock of such subsidiary continues to be owned by Tenant, it being agreed that the subsequent sale or transfer of the stock of such subsidiary (in any transaction or series of transactions other than a Financing Transaction) that results in Tenant holding less than fifty percent (50%) of the capital stock of such subsidiary shall be treated as if such sale or transfer were, for all purposes, an assignment of this Lease governed by the provisions of this Section 5.1) or controlling corporation, provided (and it shall be a condition of the validity of any such assignment) that such subsidiary or controlling corporation agree directly with Landlord to be bound by all of the obligations of Tenant hereunder, including, without limitation, the obligation to pay the rent and other amounts provided for under this Lease, the covenant to use the Premises only for the purposes specifically permitted under this Lease and the covenant against further assignment; but such assignment shall not relieve Tenant herein named of any of its obligations hereunder, and Tenant shall remain fully liable therefor.  For purposes of this Lease, if Tenant is a corporation, the sale or transfer of fifty percent (50%) or more of the stock of Tenant (whether such sale or transfer occurs at one time or at intervals so that, in the aggregate, over the term of this Lease, such a transfer shall have occurred) shall be treated as if such sale or transfer were, for all purposes, an assignment of this Lease and shall be governed by the provisions of this Section 5.1 unless such transaction(s) constitute a Finacing Transaction.  To enable Landlord to determine ownership of Tenant, Tenant agrees to furnish to Landlord, from time to time and promptly after Landlord's request therefor, an accurate listing of the holders of its stock and/or the holders of the stock of any subsidiary/assignee or subsidiary/sublessee as of the date of the execution of this Lease and/or as of the date of Landlord's request.  Landlord agrees that it will enter into a non-disclosure agreement mutually acceptable to both Landlord and Tenant before obtaining any of Tenant’s confidential information hereunder.

ARTICLE VI

DELIVERY OF PREMISES AND

RESPONSIBILITY FOR REPAIRS AND

CONDITION OF PREMISES

6.1

DELIVERY OF POSSESSION OF PREMISES.  The Premises shall be conclusively deemed delivered to Tenant as soon as the initial work to be done by Landlord as set forth on the plan annexed hereto as Exhibit C hereto (“Landlord’s Work”) has been substantially completed by Landlord in the Premises or would have been so completed except for Tenant Delays, as hereinafter specified, and the elevator, plumbing, air conditioning and electric facilities are initially substantially available to Tenant in accordance with the obligations assumed by Landlord hereunder. For purposes of the foregoing, the Landlord’s work will be deemed “substantially complete” only when (i) Landlord’s architect certifies that Landlord’s Work has been completed in accordance with the specifications agreed to by the Landlord and Tenant (other than Punch List Items (as defined below), and (ii) the approval required for occupancy of the Premises shall be granted by the applicable authority of the City of Boston.  Such facilities shall not be deemed to be unavailable if only minor or insubstantial details of construction, decoration or mechanical adjustments remain to be done or if such facilities are temporarily reduced or their availability temporarily delayed as a reasonable and necessary incident in connection with the opening of the Building.  The Premises shall not be deemed to be unready for Tenant's occupancy or incomplete if only minor or insubstantial details of construction, decoration or mechanical adjustments (the “Punch List Items”) remain to be done in the Premises or any part thereof.  If any delay in the availability of the Premises for occupancy is

(i)

due to special work (beyond that of the type, quality and quantity specified in Exhibit C), changes, alterations or additions required or made by Tenant in the layout or finish of the Premises or any part thereof;

(ii)

caused in whole or in part by Tenant through the delay of Tenant in submitting any plans and/or specifications, supplying information, approving plans, specifications or estimates, giving authorizations or otherwise; or

(iii)	caused in whole or in part by other delays and/or defaults on the part of Tenant or its contractors (the matters in these subsections i, ii and iii being sometimes referred to as “Tenant Delays”)

then the Rent Commencement Date be deemed to occur on the date the Premises would have been ready except for Tenant Delays; provided however, Landlord shall still be responsible for the substantial completion of the Landlord’s Work.

If as hereinabove provided the Premises are so deemed ready for Tenant's occupancy prior to the time they are actually ready for Tenant's occupancy, Tenant shall not (except with Landlord's consent) be entitled to take possession of the Premises for use as set forth herein until the Premises are in fact actually ready for such occupancy, notwithstanding the fact because the Premises shall have as above stated been deemed ready for such occupancy that the term hereof shall on that account have commenced.

Any of Landlord's work in the Premises not fully completed on the commencement date of the term hereof shall thereafter be so completed with reasonable diligence by Landlord.

6.2.

INFORMATION.  The Landlord’s Work as described in Exhibit C consists among other things of certain painting and carpeting and it will be necessary for Tenant to supply Landlord with information and approval including the selection of carpeting and paint colors, so that Landlord may timely perform Landlord’s Work.  Tenant shall respond to any request by Landlord for information and approvals within five (5) days.

6.3.	PREPARATION OF PREMISES.

(a) By Landlord.  Except as may be otherwise approved in writing by the Landlord, all work necessary to prepare the Premises for Tenant's occupancy, including work to be performed at Tenant's expense, shall be performed by contractors employed by and paid by Landlord and shall be conducted in compliance with all applicable laws, rules, regulations and codes.

(b) All of the Landlord’s Work shall be done at Landlord’s sole cost and expense, except that on the Commencement Date Tenant shall pay to Landlord $40,000.00 to reimburse Landlord for certain of such costs.

(c) If any work including but not by way of limitation, installation of building equipment by the manufacturer or distributor thereof, shall be performed by contractors not employed by Landlord, Tenant shall take all reasonable measures to the end that such contractor shall cooperate in all ways with Landlord's contractors to avoid any delay to the work being performed by Landlord's contractors in the Premises or elsewhere in the Building or conflict in any other way with the performance of such work.

(d) All materials and workmanship to be furnished and installed by Landlord shall be in accordance with the building standard as detailed and defined in Exhibit C.  Tenant shall bear all other costs of preparing the Premises for its occupancy in accordance with the Plans including without limitation, the cost of substitutes for, or quantities in excess of, any items specified in Exhibit C, and such cost in the case of work performed by Landlord on behalf of Tenant, at Tenant's expense, shall be increased by 10% for Landlord's overhead.

(e) Any actual additional cost to Landlord in connection with the completion of the Premises in accordance with the terms of this Lease (including Exhibit C) resulting from Tenant Delays shall be promptly paid by Tenant to Landlord.  For the purposes of the next preceding sentence, the term “additional cost to Landlord” shall mean the cost over and above such cost as would have been the aggregate cost to Landlord of completing the Premises in accordance with the terms of this Lease and Exhibit C had there been no Tenant Delays, as such cost is determined by Landlord's architect.  Nothing contained in this provision shall limit or qualify or prejudice any other covenants, agreements, terms, provisions and conditions contained in this Lease.

(f) With Landlord's prior written consent, Tenant shall have the right to enter the Premises prior to the Commencement Date, without payment of rent, to perform such work or decoration as to be performed by, or under the direction or control of, Tenant.  Such right of entry shall be deemed a license from Landlord to Tenant and any entry thereunder shall be at the risk of Tenant.

(g) Tenant shall be conclusively deemed to have agreed that Landlord has performed all of its obligations under this Article VI unless not later than the end of the second calendar month next beginning after the Commencement Date, Tenant shall give Landlord written notice specifying the respects in which Landlord has not performed any such obligation.

6.4

REPAIRS TO BE MADE BY LANDLORD.  Except as otherwise provided in this Lease and to the extent the obligation to maintain the same is the responsibility of the Landlord under the Condominium Documents, Landlord agrees to keep in good order, condition and repair the common areas of the commercial portions of the Building (including, but not limited to, the base Building systems), insofar as any of the foregoing affects the Premises and any damage cause by Landlord’s negligence or willful misconduct subject to the provisions of Section 13.19.  Landlord shall in no event be responsible to Tenant for the condition of glass in and about the Premises or for the doors leading to the Premises, or for any condition in the Premises or the Building caused by any act or neglect of Tenant or any contractor, agent, employee or invitee of Tenant, or anyone claiming by, through or under Tenant, or for any condition of the Building which is not the responsibility of the Landlord under the Condominium Documents.  Landlord shall not be responsible to make any improvements or repairs to the Building or the Premises other than as expressed in this Section 6.4 unless otherwise expressly provided in this Lease.

Landlord shall never be liable for any failure to make repairs which, under the provisions of this Section 6.4 or elsewhere in this Lease, Landlord has undertaken to make unless: (a) Tenant has given notice to Landlord of the need to make such repairs as a result of a condition in the Building or in the Premises requiring any repair for which Landlord is responsible; and (b) Landlord has failed to commence to make such repairs within a reasonable time after receipt of such notice if any repairs are, in fact, necessary.

6.5

TENANT'S AGREEMENT.  Tenant agrees that Tenant will keep neat and clean and maintain in good order, condition and repair, the Premises and every part thereof throughout the Lease Term, excepting only those repairs for which Landlord is responsible under the terms of this Lease and damage by fire or other casualty or as a consequence of the exercise of the power of eminent domain, and shall surrender the Premises at the end of the term, in such condition.  Without limitation, Tenant shall maintain and use the Premises in accordance with all applicable laws, ordinances, governmental rules and regulations, directions and orders of officers of governmental agencies having jurisdiction and in accordance with the requirements of Landlord's and/or Tenant's insurers, and shall, at Tenant's own expense, obtain and maintain in effect all permits, licenses and the like required by applicable law.  Tenant shall not permit or commit any waste, and Tenant shall be responsible for the cost of repairs which may be made necessary by reason of damage to any areas in the Building, including the Premises, by Tenant, Tenant's contractors or Tenant's agents, employees or invitees, or anyone claiming by, through or under Tenant. Landlord may replace as needed any bulbs and ballasts in the Premises during the Lease Term at Tenant's cost and expense, or Landlord may require Tenant to replace the same, at Tenant's cost and expense.

If repairs are required to be made by Tenant pursuant to the terms hereof, Landlord may demand that Tenant make the same forthwith, and if Tenant refuses or neglects to commence such repairs and complete the same with reasonable dispatch after such demand, Landlord may (but shall not be required to do so) make or cause such repairs to be made and shall not be responsible to Tenant for any loss or damage that may accrue to Tenant's stock or business by reason thereof.  If Landlord makes or causes such repairs to be made, Tenant agrees that Tenant will forthwith, on demand, pay to Landlord the cost thereof, and if Tenant shall default in such payment, Landlord shall have the remedies provided for the nonpayment of rent or other charges payable hereunder.

6.6

FLOOR LOAD - HEAVY MACHINERY.  Tenant shall not place a load upon any floor in the Premises exceeding the lesser of (a) the  floor load per square foot of area which such floor was designed to carry as certified by Landlord's architect and (b) the floor load per square foot of area which is allowed by law.  Landlord reserves the right to prescribe the weight and position of all business machines and mechanical equipment, including scales, which shall be placed so as to distribute the weight.  Business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant's expense in settings sufficient, in Landlord's judgment, to absorb and prevent vibration, noise and annoyance.  Tenant shall not move any safe, heavy machinery, heavy equipment, freight, bulky matter or fixtures into or out of the Building without Landlord's prior consent.

If such safe, machinery, equipment, freight, bulky matter or fixtures requires special handling, Tenant agrees to employ only persons holding a Master Rigger's License to do said work, and that all work in connection therewith shall comply with applicable laws and regulations.  Any such moving shall be at the sole risk and hazard of Tenant and Tenant will exonerate, indemnify and save Landlord harmless against and from any liability, loss, injury, claim or suit resulting directly or indirectly from such moving.  Tenant shall schedule such moving at such times as Landlord shall require for the convenience of the normal operations of the Building.

ARTICLE VII

SERVICES TO BE FURNISHED BY LANDLORD AND UTILITY

CHARGES

7.1	LANDLORD'S SERVICES. Landlord covenants during the Lease Term during Normal Building Operating Hours:

(1) to provide heating and air-conditioning in the Premises during the normal heating and air-conditioning seasons;

(2) to furnish cold water for ordinary toilet, lavatory and drinking purposes.  If Tenant requires water for any other purpose, including without limitation, in connection with the business conducted in the Premises, Tenant shall pay the Landlord a fair and equitable charge therefor determined by Landlord to reimburse Landlord for the cost of such water and related sewer use charge (including a charge to reimburse Landlord for the cost of metering Tenant's usage);

(3) to furnish non-exclusive passenger elevator service;

(4) to provide non-exclusive freight elevator service, subject to scheduling by Landlord;

(5) to furnish, through Landlord's employees or independent contractors, the cleaning services listed in Exhibit D, if any; and

(6) to furnish, through Landlord's employees or independent contractors, additional Building operation services (additional in terms of quality and/or quantity to those otherwise required to be provided to Tenant hereunder) upon reasonable advance request of Tenant at rates from time to time established by Landlord (currently $45 per hour, but subject to change) to be paid by Tenant provided the same may be reasonably and conveniently provided by Landlord.  Tenant hereby agrees to pay to Landlord the cost of such services as additional rent upon demand by Landlord.

7.2

PAYMENT OF UTILITY CHARGES.  With respect to electricity for lighting and equipment in the Premises, if the same is separately metered, beginning on the Commencement Date, Tenant agrees to pay all bills therefor promptly to the utility company furnishing the same and, if requested by Landlord, provide Landlord with evidence of such payment.  If such utility company shall have a lien on the  Premises for nonpayment of such charges and Tenant shall fail at any time to make payment of same, without limitation of Landlord's rights on account of such failure, Tenant shall thereafter, if requested by Landlord, pay to Landlord, when monthly Fixed Rent is next due and thereafter on Landlord's demand, an amount reasonably estimated by Landlord to be sufficient to discharge any such lien in the event of a further failure of Tenant to pay any such electric charges when due. Landlord shall hold the amounts from time-to-time deposited under this Section 7.2 as security for payment of such electric charges and may, without limitation of remedies on account of Tenant's failure to make any subsequent payment of electric charges, use such amounts for such payments.  Such amount or such portion thereof as shall be unexpended at the expiration of this Lease shall, upon full performance of all Tenant's obligations hereunder, be repaid to Tenant without interest.

If the Premises are not separately metered, Tenant shall pay to Landlord, within ten (10) days after Landlord's statement therefor is delivered to Tenant (which shall include reasonable documentation of how such amount was calculated), Tenant's pro rata share (as determined by Landlord) of electric charges for the period in question in respect of such areas of the Building which include the Premises.  Landlord reserves the right to require Tenant to install, at Tenant's cost and expense, a separate electric meter for the Premises in the event Landlord determines that Tenant's use of electricity exceeds, on a per square foot basis, the use of electricity by other occupants of the area involved.

7.3.

ENERGY CONSERVATION.  Notwithstanding anything to the contrary in this ARTICLE VII or elsewhere in this Lease, Landlord shall have the right to institute such policies, programs and measures as may be necessary or desirable, in Landlord's discretion, for the conservation and/or preservation of energy or energy related services, or as may be required to comply with any applicable codes, rules and regulations, whether mandatory or voluntary.

ARTICLE VIII

REAL ESTATE TAXES AND OTHER EXPENSES

8.1	TENANT'S SHARE OF REAL ESTATE TAXES.

(a) For the purposes of this Section:

(i)

The term “Tax Period” shall mean the period during which Taxes (as hereinafter defined) are required to be paid under applicable law. Thus, under the law presently in effect in the Commonwealth of Massachusetts, Tax Period means the period from July 1 of a calendar year to June 30 of the subsequent calendar year.  Suitable adjustment in the determination of Tenant's obligation under this Section 8.1 shall be made in the computation for any Tax Period which is greater than or less than twelve (12) full calendar months.

(ii)

Reference is made to the fact that a condominium (the “Condominium”) which includes the Building has been created pursuant to applicable provisions of Massachusetts law by recording with the Suffolk County Registry of Deeds a Master Deed.  (Said Master Deed and all other instruments of record with said Registry of Deeds which create or govern the operation of the Condominium, as the same may be amended from time to time in accordance with their terms, being referred to herein as the “Condominium Documents”).  As is set forth in said

Condominium Documents, a portion of the Building and of certain areas appurtenant thereto are to be devoted to retail, service, office and other commercial purposes (said portion being referred to as the “Commercial Unit” in the Condominium Documents, and being so referred to herein).

(iii)

The term “Taxes” shall mean all real estate taxes and assessments (which term, for purposes of this provision, shall include water and sewer use charges), special or otherwise, levied or assessed upon or with respect to the Commercial Unit or any part thereof and all ad valorem taxes for any personal property of Landlord used in connection therewith.  Should the Commonwealth of Massachusetts, or any political subdivision thereof, or any other governmental authority having jurisdiction over the Commercial Unit, (1) impose a tax, assessment, charge or fee, which Landlord shall be required to pay, by way of substitution for or as a supplement to such real estate taxes and ad valorem personal property taxes, or (2) impose an income or franchise tax or a tax on rents in substitution for or as a supplement to a tax levied against the Commercial Unit or any part thereof and/or the personal property used in connection with the Commercial Unit or any part thereof, all such taxes, assessments, fees or charges (hereinafter defined as “in lieu of taxes”) shall be deemed to constitute Taxes hereunder.  Taxes shall also include, in the year paid, all fees and costs incurred by Landlord in seeking to obtain a reduction of, or a limit on the increase in, any Taxes, regardless of whether any reduction or limitation is obtained.  Except as hereinabove provided with regard to “in lieu of taxes”, Taxes shall not include any inheritance, estate, succession, transfer, gift, franchise, net income or capital stock tax.

(b) Beginning on the Rent Commencement Date, in the event that the Taxes imposed with respect to the Commercial Unit shall be greater during any Tax Period than the Base Tax Amount:

(i)

Tenant shall pay to Landlord, as additional rent, Tenant's Share of the amount by which the Taxes imposed with respect to the Commercial Unit for such Tax Period exceed the Base Tax Amount, apportioned for any fraction of a Tax Period contained within the Term, and

(ii)

Landlord shall submit to Tenant a statement setting forth the amount of such additional rent, and within ten (10) days after the delivery of such statement (whether or not such statement shall be timely), Tenant shall pay to Landlord the payment required under subparagraph (i) above.  So long as Taxes shall be payable in installments under applicable law, Landlord may submit such statements to Tenant in similar installments.  The failure by Landlord to send any statement required by this subparagraph shall not be deemed to be a waiver of Landlord’s right to send such statement.

(c) Tenant's payment in respect of increases in Taxes shall be equitably adjusted for and with respect to any portion of the Term which does not include an entire Tax Period.

(d) If Tenant is obligated to pay any additional rent as aforesaid with respect to any Tax Period or fraction thereof during the Term, then Tenant shall pay, as additional rent, on the first day of each month of the next ensuing Tax Period, estimated monthly tax escalation payments in an amount from time to time estimated by Landlord to be sufficient to provide Landlord, in the aggregate, a sum equal to Tenant's Share of the Taxes in excess of the Base Tax Amount, ten (10) days, at least, before the day on which payments on account of Taxes by Landlord would become delinquent.  Estimated monthly tax escalation payments for each ensuing Tax Period shall be made retroactively to the first day of the Tax Period in question.  Following the close of each Tax Period for and with respect to which Tenant is obligated to pay any additional rent as aforesaid, Landlord shall submit the statement set forth in paragraph (b)(ii) of this Section 8.1 and in the event the total of the estimated monthly tax escalation payments theretofore made by Tenant to Landlord for such Tax Period does not equal Tenant's Share of the Taxes in excess of the Base Tax Amount for such Tax Period, Tenant shall pay any deficiency to Landlord as shown by such statement within ten (10) days after the delivery of such statement (whether or not such statement shall be timely).  If the total of the estimated monthly tax escalation payments paid by Tenant during such Tax Period exceed the actual amount of Tenant's Share of the Taxes in excess of the Base Tax Amount for said Tax Period, Landlord shall credit the amount of such overpayment against subsequent obligations of Tenant for additional rent under this Lease (or refund such overpayment if the Term has ended and Tenant has no further obligations to Landlord under the Lease).

(e) When the applicable tax bill is not available prior to the end of the Term, then a tentative computation shall be made by Landlord on the basis of the Taxes for the next prior Tax Period, with a final adjustment to be made between Landlord and Tenant promptly after Landlord shall have received the applicable tax bill.

(f) Payments by Tenant to Landlord on account of Taxes shall not be considered as being held in trust, in escrow or the like, by Landlord; it being the express intent of Landlord and Tenant that Tenant shall in no event be entitled to receive interest upon, or any payments on account of earnings or profits derived from, such payments by Tenant to Landlord.  Landlord shall have the same rights and remedies for the non-payment by Tenant of any amounts due on account of such Taxes as Landlord has hereunder for the failure of Tenant to pay the Fixed Rent.

(g) It is understood that the foregoing provisions of this Section 8.1 are predicated upon the inclusion of the Premises as part of a single Commercial Unit within the Condominium and with the continued existence of the Condominium.  If at any time during the Lease Term the Building and Lot are not taxed on a Condominium basis, then during such time for the purposes of this Section 8.1 “Taxes” shall mean the product of (i) such taxes, assessments, payments, charges, fees and costs of the type described in subsection (a) of this Section 8.1 assessed against the Building and Lot and the personal property of Landlord therein multiplied by (ii) the percentage interest of the Commercial Unit in the Condominium as set forth in the Condominium Documents.  Should the Commercial Unit be divided into more than one condominium unit within the Condominium then the Base Tax Amount and the Tenant's Share shall be adjusted to take into account such division as reflected by the applicable percentage interest in the Condominium of the unit in which the Premises are located and the proportionate area of the Premises in such unit, and the Tenant shall pay its share of the increase in Taxes in respect of the unit in which the Premises are located over and above the Base Tax Amount as determined for such unit.

8.2	TENANT'S SHARE OF OPERATING EXPENSES.

(a) For the purposes of this Section:

(i)	The term “Operating Year” shall mean each successive fiscal year (as adopted by Landlord) in which any part of the Term of this Lease shall fall.

(ii)

The term “Commercial Operating Expenses” shall mean (i) all expenses, costs and disbursements of every kind and nature, paid or incurred by Landlord in operating, insuring, promoting, owning, managing, leasing, repairing and maintaining the Commercial Unit and its appurtenances, and (ii) the charges, expenses and assessments (regular or special) payable by the Commercial Unit owner under the Condominium Documents and/or as may be otherwise assessed with respect to the Commercial Unit by the Condominium Trustees in accordance with the provisions of the Condominium Documents (including any working capital and other reserves); including, but without limitation:  premiums for fire, casualty, liability and such other insurance as Landlord may from time to time maintain; security expenses; compensation and all fringe benefits, workmen's compensation insurance premiums and payroll taxes paid by Landlord to, for or with respect to all persons engaged in operating, maintaining, managing or cleaning; fuel costs; steam, water, sewer, electric, gas, telephone, and other utility charges not otherwise billed to tenants by Landlord or the utility; expenses incurred in connection with the central plant furnishing heating, ventilating and air conditioning to the Commercial Unit (and to the Building where and to the extent the expenses of the Building are otherwise allocable to the Commercial Unit); costs of lighting, ventilating, (including maintaining and repairing ventilating fans and fan rooms); costs of repairing and maintaining fire protection systems; costs of building and cleaning supplies and equipment (including rental); cost of maintenance, cleaning and repairs; cost of snow plowing or removal, or both, and care of interior and exterior landscaping; the so-called supplemental payment for the maintenance and improvement of the Boston Public Garden required to be made by the Landlord in accordance with the provisions of the Condominium Documents and/or the Land Disposition Agreement; payments to independent contractors under contracts for cleaning, operating, management, maintenance and/or repair (which payments may be to affiliates of Landlord); all other expenses paid in connection with cleaning, operating, management, maintenance and repair, including reasonable reserves for the replacement of capital improvements and equipment contained in and/or used in connection with operations; costs of any capital improvements completed after the original construction of the Building as reasonably amortized by Landlord, together with a reasonable interest factor thereon to the extent the cost of the particular capital improvement exceeds the amount of the unused reserve, if any, for the replacement thereof previously included in Commercial Operating Expenses and insurance proceeds, if any, received by Landlord on account of damage to the particular capital improvement.  Commercial Operating Expenses shall not, however, include the following:

A. Costs of alterations of any tenant's premises for a particular tenant and not for the benefit of the office portions of the Commercial Unit or any group of tenants therein and services provided exclusively to and for the benefit of the non-office portions of the Commercial Unit as determined by Landlord;

B. Principal or interest payments on loans secured by mortgages or trust deeds on the Commercial Unit and/or on the Building and/or Lot;

C. Any portion of such common expenses incurred in the maintenance and operation of the below-grade parking garage facilities of the Condominium; and

D. Such of the foregoing expenses which are paid or incurred by Landlord (i) for cleaning and maintaining the premises in the Commercial Unit devoted solely to office uses, (ii) in furnishing security services exclusively for the benefit of said office premises, and (iii) in furnishing heating, ventilating and air-conditioning to and exclusively for the benefit of said office premises, (however, the expenses, relating to the cooling tower and condenser water system and other services, systems and equipment serving or for the benefit of both said office premises and the retail and service portions of the Commercial Unit shall be included in Commercial Operating Expenses), and (iv) such other services which are provided exclusively to and for the benefit of the office portion of the Commercial Unit.  Such expenses being excluded from “Commercial Operating Expenses” under this subsection D are hereinafter sometimes referred to as “Office Operating Expenses”.

(iii)

The term “Tenant's Commercial Expenses Share” shall mean the fraction, the numerator of which is 8,104 (being the agreed upon gross leaseable floor area of the Premises), and the denominator of which is the greater of (i) the total square footage of leased floor area within the Commercial Unit as of the first day of the calendar year to which the costs and expenses relate and (ii) ninety-five percent (95%) of the total gross leaseable floor area within the Commercial Unit as of the first day of such calendar year to which such costs and expenses relate.

(iv)

The term “Tenant's Office Expenses Share” shall mean the fraction, the numerator of which is 8,104, and the denominator of which is the greater of (x) the total square footage of leased floor area within the Commercial Unit devoted exclusively to office purposes as of the first day of the calendar year to which the cost and expenses relate and (y) 95% of the total leaseable floor area within the Commercial Unit so devoted exclusively to office purposes as of the first day of such calendar year to which said costs and expenses relate.

(v)

There shall be excluded from the denominator of any such fraction in subsections (iii) and (iv) above one-half (1/2) of the gross leasable floor area of all space in the Commercial Unit below the first (street floor) level.

If less than 95% of the Commercial Unit's rentable area shall have been occupied by tenant(s) at any time during any Operating Year, Commercial Operating Expenses and Office Operating Expenses (to the extent applicable) shall be determined for such Operating Year to be an amount equal to the like expense which would normally be expected to be incurred had such occupancy been 95% throughout such Operating Year.

(b) After the expiration of each Operating Year, Landlord shall furnish Tenant with a statement setting forth the Tenant's Commercial Expenses Share of the Commercial Operating Expenses for such Operating Year and the Tenant's Office Expenses Share of the Office Operating Expenses for such year.  Such statement shall be accompanied by a computation of the amount, if any, of the additional rent payable to Landlord pursuant to this Section.

(c) In the event the total of (i) the Tenant's Commercial Expenses Share of the Commercial Operating Expenses during any Operating Year and (ii) the Tenant's Office Expenses Share of the Office Operating Expenses for such year shall exceed the Base Premises Operating Expenses, then beginning on the Rent Commencement Date, Tenant shall pay to Landlord, as additional rent, an amount equal to such excess.

(d) Said additional rent shall, with respect to the Operating Years in which the Rent Commencement Date and end of the Term of this Lease fall, be adjusted to that proportion thereof as the portion of the Term of this Lease falling within such Operating Year bears to the full Operating Year.  If Landlord shall change its fiscal year, appropriate adjustment shall be made for any Operating Year less than twelve months which may result.

(e) Any additional rent payable by Tenant under this Section 8.2 shall be paid within ten (10) days after Landlord has furnished Tenant with the statement described above in paragraph (b) of this Section 8.2.

(f) If with respect to any Operating Year or fraction thereof during the Term, Tenant is obligated to pay any additional rent in respect of increases in such operating expenses as aforesaid, then Tenant shall pay, as additional rent, on the first day of each month of the next ensuing Operating Year, estimated monthly operating escalation payments in an amount from time to time estimated by Landlord to be sufficient to cover, in the aggregate, a sum equal to the excess of (i) the total of (x) Tenant's Commercial Expenses Share of the Commercial Operating Expenses and (y) Tenant's Office Expenses Share of the Office Operating Expenses over (ii) the Base Premises Operating Expenses for the next ensuing Operating Year.  Estimated monthly operating escalation payments for each ensuing Operating Year shall be made retroactively to the first day of the Operating Year in question.  If the estimated monthly operating escalation payments theretofore made for such Operating Year by Tenant are greater than the amount due as additional rent in respect thereof according to the statement furnished Tenant by Landlord pursuant to paragraph (b) of this Section 8.2, Landlord shall credit the amount of such overpayment against subsequent obligations of Tenant for additional rent under this Lease (or refund such overpayment if the Term has ended and Tenant has no further obligation to Landlord under the Lease); but if such amount due as such additional rent for said Operating Year is greater than the estimated monthly operating escalation payments theretofore made on account of such period, Tenant shall make suitable payment to Landlord within the time set forth in paragraph (e) of this Section 8.2.

(g) Tenant acknowledges that if Landlord is not furnishing any particular work or service, the cost of which, if performed by Landlord, would be included in either Commercial or Office Operating Expenses, to any tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, such operating expenses shall be deemed for purposes of determining such operating expenses under this Section to be increased by an amount equal to the additional operating expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such work or service to such tenant.

(h) Anything in this lease to the contrary notwithstanding, it is expressly understood and agreed that the designation or use by Landlord from time to time of portions of the Commercial Unit as common areas shall not restrict the Landlord's use of such areas for improvements, structures and/or for retail, office or such other purposes as the Landlord shall determine, the Landlord hereby reserving the unrestricted right to build, add to, subtract from, lease, license, relocate and/or otherwise use (temporarily and/or permanently), any improvements, kiosks or other structures, parking areas, sidewalks or other such common areas of facilities anywhere upon or within the Commercial Unit for office, retail, or such other purposes as the Landlord shall determine.  Nothing herein shall limit the right of the Landlord to change the use to which any part of the Commercial Unit or any other portions of the Building will be used from the purposes specified herein or as originally specified in the Condominium Documents.

(i) Upon at least thirty (30) days’ advance notice and during normal business hours, Tenant shall have the right to audit Landlord’s books and records regarding the calculation of Operating Expenses and Taxes and the allocation of Tenant’s share of same.  Tenant shall be able to hire an independent auditor to conduct such audit (provided the compensation of such auditor shall not be on a contingency basis).  Tenant shall only audit each calendar year once.  Tenant shall maintain the confidentiality of any information obtained as the result of such audit.

ARTICLE IX

INDEMNITY AND PUBLIC LIABILITY INSURANCE

9.1

TENANT'S INDEMNITY.  To the maximum extent this agreement may be made effective according to law, and exepting claims resulting from Landlord’s negligence or willful misconduct, Tenant agrees to indemnify and save harmless Landlord from and against all claims of whatever nature arising from any act, omission or negligence of Tenant, or Tenant's contractors, licensees, invitees, agents, servants or employees, or arising from any accident, injury or damage whatsoever caused to any person, or to the property of any person, occurring after the commencement of construction work by Tenant, and until the end of the Lease Term and thereafter, so long as Tenant is in occupancy of any part of the Premises, within  the Premises, or arising from any accident, injury or damage occurring outside of the Premises, where such accident, damage or injury results or is claimed to have resulted from an act or omission on the part of Tenant or Tenant's agents, employees, independent contractors or invitees.

This indemnity and hold harmless agreement shall include indemnity against all costs, expenses and liabilities incurred in or in connection with any such claim or proceeding brought thereon, and the defense thereof.

9.2

PUBLIC LIABILITY INSURANCE.  Tenant agrees to maintain in full force and effect from the date on which Tenant first enters the Premises for any reason, throughout the Lease Term, and thereafter so long as Tenant is in occupancy of any part of the Premises, a policy of Commercial General Liability insurance in accordance with the broadest form of such coverage as is available from time to time in the jurisdiction in which the Premises are located.  The minimum limits of liability of such insurance shall be $3 million per occurrence, Bodily Injury Liability (including death), and $1,000,000 per occurrence, Property Damage Liability, or shall be for such higher limits, if directed by Landlord, as are customarily carried in that area in which the Building is located upon first class office buildings.  Such insurance shall be on an occurrence form and non-contributory.

The policy shall also include, but shall not be limited to, the following extensions of coverage:

(i)	Contractual Liability, covering Tenant's liability assumed under this Lease;

(ii)	Personal Injury Liability in the amount of $3 million annual aggregate, expressly deleting the exclusion relating to contractual assumptions of liability;

(iii)	Civil Assault and Battery coverage.

Tenant further agrees to maintain a Workers' Compensation and Employers' Liability Insurance policy.  The limit of liability as respects Employers' Liability coverage shall be no less than $100,000 per accident.

Except for Workers' Compensation and Employers' Liability coverage, Tenant agrees that Landlord (and such other persons as are in privity of estate with Landlord as may be set out in notice from time to time) are named as additional insureds.  Further, all policies shall be noncancellable with respect to Landlord and Landlord's said designees without 30 days' prior written notice to Landlord.  A duplicate original or a Certificate of Insurance evidencing the above agreements shall be delivered to Landlord upon the execution of this Lease.

9.3

TENANT'S RISK.  To the maximum extent this agreement may be made effective according to law, Tenant agrees to use and occupy the Premises and to use such other portions of the Building as Tenant is herein given the right to use at Tenant's own risk; and Landlord shall have no responsibility or liability for any loss of or damage to fixtures or other personal property of Tenant for any reason whatsoever.  The provisions of this Section shall be applicable from and after the execution of this Lease and until the end of the Lease Term, and during such further period as Tenant may use or be in occupancy of any part of the Premises or of the Building.

9.4

INJURY CAUSED BY THIRD PARTIES.  To the maximum extent this agreement may be made effective according to law, Tenant agrees that Landlord shall not be responsible or liable to Tenant, or to those claiming by, through or under Tenant, for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying adjoining premises or any part of the premises adjacent to or connecting with the Premises or any part of the Building, or otherwise or for any loss or damage resulting to Tenant or those claiming by, through or under Tenant, or its or their property, from the breaking, bursting, stopping or leaking of electric cables and wires, water, gas, sewer or steam pipes, and from roof leaks and the like.

ARTICLE X

LANDLORD'S ACCESS TO PREMISES

10.1

LANDLORD'S RIGHT OF ACCESS.  Landlord shall have the right to enter the Premises upon reasonable advance notice, except in case of an emergency, at all reasonable business hours and after normal business hours for the purpose of inspecting or making repairs to the same, and Landlord shall also have the right to make access upon reasonable advance notice available at all reasonable hours to prospective or existing mortgagees or purchasers of any part of the Building.  Tenant shall have the right to have one of its personnel accompany any visitors on the Premises.

10.2

EXHIBITION OF SPACE TO PROSPECTIVE TENANTS.  For a period of nine (9) months prior to the expiration of the Lease Term, Landlord may have reasonable access to the Premises upon reasonable advance written notice, at all reasonable hours for the purpose of exhibiting the same to prospective tenants, and may post suitable notice on the Premises advertising the same for rent.  Tenant shall have the right to have one of its personnel accompany any visitors on the Premises.

ARTICLE XI

FIRE, EMINENT DOMAIN, ETC.

11.1

DAMAGE.  In case during the term hereof the Premises shall be partially damaged (as distinguished from “substantially damaged”, as that term is hereinafter defined) by fire or other casualty, the Landlord shall forthwith proceed to repair such damage and restore the Premises at its cost (and not at Tenant's expense), to substantially their condition at the time of such damage, but the Landlord shall not be responsible for any delay which may result from any cause beyond the Landlord's reasonable control.  Nothing contained in this Article XI shall require Landlord to restore any damage to Tenant’s fixtures, furniture, other personal property or improvements.

11.2.

SUBSTANTIAL DAMAGE.  In case during the term hereof the Premises shall be substantially damaged or destroyed by fire or other casualty, the risk of which is covered by the Landlord's insurance, this lease shall, except as hereinafter provided, remain in full force and effect, and the Landlord shall promptly after such damage and the determination of the net amount of insurance proceeds available to the Landlord, expend so much as may be necessary of such net amount to restore, at its cost (and not at Tenant's expense) (consistent, however, with zoning laws and building codes then in existence), the Premises (and not at Tenant's expense) to substantially the condition in which such portion of the Premises was in at the time of such damage, except as hereinafter provided, but the Landlord shall not be responsible for delay which may result from any cause beyond the reasonable control of the Landlord.  Should the net amount of insurance proceeds available to the Landlord be insufficient to cover the cost of restoring the Premises, in the reasonable estimate of the Landlord, the Landlord may, but shall have no obligation to, supply the amount of such insufficiency and restore the Premises with all reasonable diligence or the Landlord may terminate this lease by giving notice to the Tenant not later than a reasonable time after the Landlord has determined the estimated net amount of insurance proceeds available to the Landlord and the estimated cost of such restoration.  In case of substantial damage or destruction, as a result of a risk which is not covered by the Landlord's insurance, the Landlord shall likewise be obligated to rebuild the Premises, all as aforesaid, unless the Landlord, within a reasonable time after the occurrence of such event, gives written notice to the Tenant of the Landlord's election to terminate this lease.

However, if the Premises shall be substantially damaged or destroyed by fire, windstorm, or otherwise within the last year of the term of this Lease or if the Premises cannot be restored for occupancy by Tenant within 270 days following the date of such casualty, either party shall have the right to terminate this lease, provided that notice thereof is given to the other party not later than sixty (60) days after such damage or destruction.  If said right of termination is exercised, this lease and the term hereof shall cease and come to an end as of the date of said damage or destruction.

Unless this lease is terminated as provided in this Section 11.2, or in Section 11.4, if the Premises shall be damaged or destroyed by fire or other casualty, then the Tenant shall (i) repair and restore all portions of the Premises not required to be restored by the Landlord pursuant to this Article XI to substantially the condition which such portions of the Premises were in at the time of such casualty, (ii) equip the Premises with trade fixtures and all personal property necessary or proper for the operation of the Tenant's business, and (iii) open for business in the Premises -- as soon thereafter as possible.

11.3.

RENT ABATEMENT.  In the event that the provisions of Section 11.1 or Section 11.2 of this Article XVI shall become applicable, the Fixed Rent shall be abated or reduced proportionately during any period in which, by reason of such damage or destruction, there is substantial interference with the operation of the business of the Tenant in the Premises, having regard to the extent to which the Tenant may be required to discontinue its business in the Premises, and such abatement or reduction shall continue for the period commencing with such destruction or damage and ending with the completion by the Landlord of such work of repair and/or reconstruction as the Landlord is obligated to do.  In the event of termination of this lease pursuant to this Article XI, this lease and the term hereof shall cease and come to an end as of the date of such damage or destruction.

11.4.

DAMAGE TO COMMERCIAL UNIT.  If, however, the Commercial Unit shall be substantially damaged or destroyed by fire or casualty, irrespective of whether or not the Premises are damaged or destroyed, the Landlord shall promptly restore or cause to be restored, to the extent originally constructed by the Landlord (consistent, however, with zoning laws and building codes then in existence), the Commercial Unit to substantially the condition thereof at the time of such damage (except that nothing herein shall require the Landlord to restore any improvements by any tenant or any furniture, fixtures, furnishings or other personal property of any tenant), unless the Landlord, within a reasonable time after such loss, gives notice to the Tenant of the Landlord's election to terminate this lease. If the Landlord shall give such notice, then anything to this Article XI to the contrary notwithstanding this lease shall terminate as of the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof.

11.5.

DEFINITION OF SUBSTANTIAL DAMAGE.  The terms “substantially damaged” and “substantial damage”, as used in this Article, shall have reference to damage of such a character as cannot reasonably be expected to be repaired or the Premises restored within thirty (30) days from the time that such repair or restoration work would be commenced.

11.6.

TAKING.  If the Premises, or such portion thereof as to render the balance (when reconstructed) unsuitable for the purposes of the Tenant in the reasonable opinion of the Landlord, shall be taken by condemnation or right of eminent domain, either party, upon written notice to the other, shall be entitled to terminate this Lease, provided that such notice is given not later than thirty (30) days after the Tenant has been deprived of possession.  For the purposes of this Article, any deed or other transfer of title in lieu of any such taking shall be treated as such a taking.  Moreover, for the purposes of this Article, such a taking of the Tenant's entire leasehold interest hereunder in the Premises (or assignment or termination in lieu thereof) shall be treated as a taking of the entire Premises, and in such event the Tenant shall be treated as having been deprived of possession on the effective date thereof. Should any part of the Premises be so taken or condemned, and should this lease not be terminated in accordance with the foregoing provision, the Landlord covenants and agrees within a reasonable time after such taking or condemnation, and the determination of the Landlord's award therein, to expend so much as may be necessary of the net amount which may be awarded to the Landlord in such condemnation proceedings in restoring the Premises to an architectural unit as nearly like their condition prior to such taking as shall be practicable.  Should the net amount so awarded to the Landlord be insufficient to cover the cost of restoring the Premises, as estimated by the Landlord's architect, the Landlord may, but shall not be obligated to, supply the amount of such insufficiency and restore the Premises as above provided, with all reasonable diligence, or terminate this lease.  Where the Tenant has not already exercised any right of termination accorded to it under the foregoing portion of this paragraph, the Landlord shall notify the Tenant of the Landlord's election not later than ninety (90) days after the final determination of the amount of the award.  Further, if so much of the Commercial Unit shall be so taken that continued operation of the Commercial Unit as operated prior to the taking would be uneconomic in the Landlord's judgment or prohibited by zoning or other applicable law or by or pursuant to applicable provisions of the Condominium Documents or the Land Disposition Agreement, the Landlord shall have the right to terminate this lease by giving notice to the Tenant of the Landlord's desire so to do not later than thirty (30) days after the effective date of such taking.

11.7.

RENT ABATEMENT.  In the event of any such taking of the Premises, the Fixed Rent or a fair and just proportion thereof, according to the nature and extent of the damage sustained, shall be suspended or abated.

11.8

AWARD.  Landlord shall have and hereby reserves and accepts, and Tenant hereby grants and assigns to Landlord, all rights to recover for damages to the Building and the Lot and any part thereof (but not for any of Tenant’s furniture, fixture, equipment or improvements to the Premises), and the leasehold interest hereby created, and to compensation accrued or hereafter to accrue by reason of such taking, damage or destruction, as aforesaid, and by way of confirming the foregoing, Tenant hereby grants and assigns, and covenants with Landlord to grant and assign to Landlord all rights to such damages or compensation.  Nothing contained herein shall be construed to prevent Tenant from prosecuting in any condemnation proceedings a claim for the value of any Tenant's usual trade fixtures installed in the Premises by Tenant at Tenant's expense and for relocation expenses, provided that such action shall not affect the amount of compensation otherwise recoverable by Landlord from the taking authority.

ARTICLE XII

LANDLORD'S REMEDIES

12.1	EVENTS OF DEFAULT. Any one of the following shall be deemed to be an “Event of Default”:

A. Failure on the part of Tenant to pay Fixed Rent, additional rent or other charges for which provision is made herein on or before the date on which the same become due and payable and such failure continues for three (3) days after Landlord has sent to Tenant notice of such default.

However, if:  (i) Landlord shall have sent to Tenant a notice of such default, even though the same shall have been cured and this Lease not terminated; and (ii) during the twelve (12) month period in which said notice of default has been sent by Landlord to Tenant, Tenant thereafter shall default in any monetary payment - the same shall be deemed to be an Event of Default upon Landlord giving Tenant written notice thereof, without the five (5) day grace period set forth above.

B. With respect to a non-monetary default under this Lease, failure of Tenant to cure the same within thirty (30) days following notice from Landlord to Tenant of such default.  Notwithstanding the thirty (30) day cure period provided in the preceding sentence, Tenant shall be obligated to commence forthwith and to complete as soon as possible the curing of such default; and if Tenant fails so to do, the same shall be deemed to be an Event of Default.

However, if:  (i) Landlord shall have sent to Tenant a notice of such default, even though the same shall have been cured and this Lease not terminated; and (ii) during the twelve (12) month period in which said notice of default has been sent by Landlord to Tenant, Tenant thereafter shall default in any non-monetary matter - the same shall be deemed to be an Event of Default upon Landlord giving the Tenant written notice thereof, and Tenant shall have no grace period within which to cure the same.

C. The commencement of any of the following proceedings, with such proceeding not being dismissed within sixty (60) days after it has begun:  (i) the estate hereby created being taken on execution or by other process of law; (ii) Tenant being judicially declared bankrupt or insolvent according to law; (iii) an assignment being made of the property of Tenant for the benefit of creditors; (iv) a receiver, guardian, conservator, trustee in involuntary bankruptcy or other similar officer being appointed to take charge of all or any substantial part of Tenant's property by a court of competent jurisdiction; or (v) a petition being filed for the reorganization of Tenant under any provisions of the Bankruptcy Code now or hereafter enacted.

D. Tenant filing a petition for reorganization or for rearrangements under any provisions of the Bankruptcy Code now or hereafter enacted, and providing a plan for a debtor to settle, satisfy or to extend the time for the payment of debts.

E. Execution by Tenant of an instrument purporting to assign Tenant's interest under this Lease or sublet the whole or a portion of the Premises to a third party without Tenant having first obtained Landlord's prior express consent to said assignment or subletting.

F. The Tenant vacating or abandoning the Premises.

12.2

REMEDIES.  Should any Event of Default occur then, notwithstanding any license of any former breach of covenant or waiver of the benefit hereof or consent in a former instance, Landlord lawfully may, in addition to any remedies otherwise available to Landlord, immediately or at any time thereafter, and without demand or notice, enter into and upon the Premises or any part thereof in the name of the whole and repossess the same as of Landlord's former estate, and expel Tenant and those claiming by, through or under it and remove its or their effects (forcibly if necessary) without being deemed guilty of any manner of trespass, and without prejudice to any remedies which might otherwise be used for arrears of rent or preceding breach of covenant and/or Landlord may send notice to Tenant terminating the Term of this Lease; and upon the first to occur of:  (i) entry as aforesaid; or (ii) the fifth (5th) day following the mailing of such notice of termination, the Term of this Lease shall terminate, but Tenant shall remain liable for all damages as provided for herein.

Tenant covenants and agrees, notwithstanding any termination of this Lease as aforesaid or any entry or re-entry by Landlord, whether by summary proceedings, termination, or otherwise, to pay and be liable for on the days originally fixed herein for the payment thereof, amounts equal to the several installments of Fixed Rent and other charges reserved as they would become due under the terms of this Lease if this Lease had not been terminated or if Landlord had not entered or re-entered, as aforesaid, and whether the Premises be relet or remain vacant, in whole or in part, or for a period less than the remainder of the Term, or for the whole thereof; but in the event the Premises be relet by Landlord, Tenant shall be entitled to a credit in the net amount of rent received by Landlord in reletting, after deduction of all expenses incurred in reletting the Premises (including, without limitation, remodelling costs, brokerage fees, and the like), and in collecting the rent in connection therewith.  It is specifically understood and agreed that Landlord shall be entitled to take into account in connection with any reletting of the Premises all relevant factors which would be taken into account by a sophisticated developer in securing a replacement tenant for the Premises, such as, but not limited to, the first class quality of the Building and the financial responsibility of any such replacement tenant and the status of the Building as a mixed-use building containing residential, retail and office components; and Tenant hereby waives, to the extent permitted by applicable law, any obligation Landlord may have to mitigate Tenant's damages.  As an alternative, at the election of Landlord, Tenant will upon such termination pay to Landlord, as damages, such a sum as at the time of such termination represents the amount of the excess, if any, of the then value of the total rent and other benefits which would have accrued to Landlord under this Lease for the remainder of the Lease Term if the lease terms had been fully complied with by Tenant over and above the then cash rental value (in advance) of the Premises for the balance of the Term.  For purposes of this Article, if Landlord elects to require Tenant to pay damages in accordance with immediately preceding sentence, the total rent shall be computed by assuming that Tenant's payments in respect of increases in Taxes and operating expenses would be, for the balance of the unexpired term, the amount thereof (if any), respectively, for the immediately preceding Tax Period or fiscal year, as the case may be, payable by Tenant to Landlord.

If this Lease shall be guaranteed on behalf of Tenant, all of the foregoing provisions of this Article with respect to bankruptcy of Tenant, etc., shall be deemed to read “Tenant or the guarantor hereof”.

In the event of any breach or threatened breach by Tenant of any of the agreements, terms, covenants or conditions contained in this Lease, Landlord shall be entitled to enjoin such breach or threatened breach and shall have the right to invoke any right or remedy allowed at law or in equity or by statute or otherwise as though reentry, summary proceedings, and other remedies were not provided for in this Lease.

Each right and remedy of Landlord provided for in this Lease shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease not now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by Landlord of any one or more of the rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by Landlord of any or all other rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise.

If any payment of rent or any other payment payable hereunder by Tenant to Landlord shall not be paid when due, the same shall bear interest from the date when the same was payable until the date paid at the lesser of (a) twelve (12%) per annum, compounded monthly, or (b) the highest lawful rate of interest which Landlord may charge to Tenant without violating any applicable law.  Such interest shall constitute additional rent payable hereunder and be payable upon demand therefor by Landlord.

Each of Landlord and Tenant hereby waives right to jury trial in the case of any litigation relating to this Lease.

Without limiting any of Landlord's rights and remedies hereunder, and in addition to all other amounts Tenant is otherwise obligated to pay, it is expressly agreed that Landlord shall be entitled to recover from Tenant all costs and expenses, including reasonable attorneys' fees incurred by Landlord in enforcing this Lease from and after Tenant's default.

12.3

LANDLORD'S DEFAULT.  Landlord shall in no event be in default in the performance of any of Landlord's obligations hereunder unless and until Landlord shall have failed to perform such obligations within thirty (30) days, or such additional time as is reasonably required to correct any such default, after notice by Tenant to Landlord properly specifying wherein Landlord has failed to perform any such obligation; provided however, if Landlord’s failure to perform any of its obligations hereunder materially affects Tenant’s ability to fully occupy and use the Premises, Landlord shall be in default hereunder if it does not commence the correction of such condition within ten (10) business days and use commercially reasonable efforts to remedy such condition as soon as possible.  In the case of any default which poses the immediate risk of injury to persons or property, the Landlord shall use all reasonable efforts to commence such cure as soon as reasonably possible.

ARTICLE XIII

MISCELLANEOUS PROVISIONS

13.1

EXTRA HAZARDOUS USE.  Tenant covenants and agrees that Tenant will not do or permit anything to be done in or upon the Premises, or bring in anything or keep anything therein which shall increase the rate of insurance on the Premises or on the Building or any part thereof above the standard rate applicable to premises being occupied for the use to which Tenant has agreed to devote the Premises; and Tenant further agrees that in the event that Tenant shall do any of the foregoing, Tenant will promptly pay to Landlord, on demand, any such increase resulting therefrom which shall be due and payable as additional rent hereunder.

13.2

WAIVER.  Failure on the part of Landlord or Tenant to complain of any action or nonaction on the part of the other, no matter how long the same may continue, shall never be a waiver by Tenant or Landlord, respectively, of any of the other's rights hereunder.  Further, no waiver at any time of any of the provisions hereof by Landlord or Tenant shall be construed as a waiver of any of the other provisions hereof, and a waiver at any time of any of the provisions hereof shall not be construed as a waiver at any subsequent time of the same provisions.  The consent or approval of Landlord or Tenant to or of any action by the other requiring such consent or approval shall not be construed to waive or render unnecessary Landlord's or Tenant's consent or approval to or of any subsequent similar act by the other.

No payment by Tenant or acceptance by Landlord of a lesser amount than shall be due from Tenant to Landlord shall be treated otherwise than as a payment on account.  The acceptance by Landlord of a check for a lesser amount with an endorsement or statement thereon, or upon any letter accompanying such check that such lesser amount is payment in full, shall be given no effect, and Landlord may accept such check without prejudice to any other rights or remedies which Landlord may have against Tenant.  In no event shall Tenant ever be entitled to receive interest upon, or any payments on account of earnings or profits derived from any payments hereunder by Tenant to Landlord.

13.3

COVENANT OF QUIET ENJOYMENT.  Tenant, subject to the terms and provisions of this Lease, upon payment of the Fixed Rent and other charges due hereunder and the observing, keeping and performing of all of the terms and provisions of this Lease on Tenant's part to be observed, kept and performed, shall lawfully, peaceably and quietly have, hold, occupy and enjoy the Premises during the Term hereof, without hindrance or ejection by any persons lawfully claiming under Landlord to have title to the Premises superior to Tenant; the foregoing covenant of quiet enjoyment is in lieu of any other covenant, expressed or implied; and it is understood and agreed that this covenant and any and all other covenants of Landlord contained in this Lease shall be binding upon Landlord and Landlord's successors only with respect to breaches occurring during Landlord's and Landlord's successors' respective ownership of Landlord's interest hereunder.  Further, Tenant specifically agrees to look solely to Landlord's then equity interest in the Commercial Unit for recovery of any judgment from Landlord; it being specifically agreed that Landlord (original or successor) shall never be personally liable for any such judgment, or for the payment of any monetary obligation to Tenant.  The provision contained in the foregoing sentence is not intended to, and shall not limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or Landlord's successors in interest, or any action not involving the personal liability of Landlord (original or successor) to respond in monetary damages from Landlord's assets other than Landlord's equity interest aforesaid in the Commercial Unit.  In no event shall Tenant have the right to terminate this Lease or to claim any abatement or set-off against the rent or other charges hereunder as a result of a breach of any representation or warranty of promises by Landlord or default by Landlord hereunder, except as expressly set forth in this Lease or except as a result of a wrongful eviction (whether actual or constructive by Landlord or Tenant from the demised premises).  With respect to any services, including, without limitation, heat, air-conditioning or water to be furnished by Landlord to Tenant, or obligations to be performed by Landlord hereunder, Landlord shall in no event be liable for failure to furnish or perform the same when (and the date for performance of the same shall be postponed so long as Landlord is) prevented from doing so by strike, lockout, breakdown, accident, order or regulation of or by any governmental authority, or failure of supply, or inability by the exercise of reasonable diligence to obtain supplies, parts or employees necessary to furnish such services, or perform such obligations or because of war or other emergency, or for any cause beyond Landlord's reasonable control, or for any cause due to any act or neglect of Tenant or Tenant's servants, agents, employees, licensees, invitees or any person claiming by, through or under Tenant.  In no event shall Landlord ever be liable to Tenant for any indirect, special or consequential damages suffered by Tenant from whatever cause.

13.4

NOTICE TO MORTGAGEE AND GROUND LESSOR.  After receiving notice from any person, firm or other entity that it holds a mortgage which includes the Premises as part of the mortgaged premises, or that it is the ground lessor under a lease with Landlord, as ground lessee, which includes the Premises as part of the demised premises, no notice from Tenant to Landlord shall be effective unless and until a copy of the same is given to such holder or ground lessor, and the curing of any of Landlord's defaults by such holder or ground lessor shall be treated as performance by Landlord.  For the purposes of this Section 13.4, Section 13.5 or Section 13.14, the term “mortgage” includes a mortgage on a leasehold interest of Landlord (but not one on Tenant's leasehold interest).

13.5

ASSIGNMENT OF RENTS.  With reference to any assignment by Landlord of Landlord's interest in this Lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to the holder of a mortgage or ground lease on property which includes the Premises.  Tenant agrees:

(a) that the execution thereof by Landlord, and the acceptance thereof by the holder of such mortgage, or the ground lessor, shall never be treated as an assumption by such holder or ground lessor of any of the obligations of Landlord hereunder, unless such holder or ground lessor shall, by notice sent to Tenant, specifically otherwise elect; and

(b) that, except as aforesaid, such holder or ground lessor shall be treated as having assumed Landlord's obligations hereunder only upon foreclosure of such holder's mortgage and the taking of possession of the Premises, or in the case of a ground lessor, the assumption of Landlord's position hereunder by such ground lessor.  In no event shall the acquisition of title to the Building or Commercial Unit or any part thereof and the land on which the same is located by a purchaser which, simultaneously therewith, leases the same back to the seller thereof, be treated as an assumption by operation of law or otherwise of Landlord's obligations hereunder, but Tenant shall look solely to such seller-lessee, and its successors from time to time in title, for performance of Landlord's obligations hereunder. In any such event, this Lease shall be subject and subordinate to the lease to such seller.  For all purposes such seller-lessee, and its successors in title, shall be the landlord hereunder unless and until Landlord's position shall have been assumed by such purchaser-lessor.

13.6

MECHANIC'S LIENS.  Tenant agrees immediately to discharge of record (either by payment or by the filing of the necessary bond, or otherwise) any mechanics', materialmen's or other lien against the Premises and/or Landlord's interest therein, which liens may arise out of any payment due for, or purported to be due for, any labor, services, materials, supplies or equipment alleged to have been furnished to or for Tenant in, upon or about the Premises.

13.7

NO BROKERAGE.  Landlord agrees that it shall pay any commissions owed to the broker(s), if any, named in Section 1.2 hereof, pursuant to a separate agreement between Landlord and such broker(s).  Tenant warrants and represents that Tenant has not dealt with any broker other than the broker, if any, named in Section 1.2 hereof, in connection with the consummation of this Lease, and in the event any claim is made against the Landlord relative to dealings with brokers other than any broker named in Section 1.2, Tenant shall defend the claim against Landlord with counsel of Landlord's selection and save harmless and indemnify Landlord on account of loss, cost or damage which may arise by reason of any such claim.

13.8

INVALIDITY OF PARTICULAR PROVISIONS.  If any term or provision of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or uneforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

13.9

PROVISIONS BINDING, ETC.  Except as herein otherwise provided, the terms hereof shall be binding upon and shall inure to the benefit of the successors and assigns, respectively, of Landlord and Tenant and, if Tenant shall be an individual, upon and to his heirs, executors, administrators, successors and assigns.  If two or more persons are named as Tenant herein, each of such persons shall be jointly and severally liable for the obligations of the Tenant hereunder, and Landlord may proceed against any one without first having commenced proceedings against any other of them.  Each term and each provision of this Lease to be performed by Tenant shall be construed to be both a covenant and a condition.  The reference contained to successors and assigns of Tenant is not intended to constitute a consent to assignment by Tenant, but has reference only to those instances in which Landlord may later give consent to a particular assignment as required by those provisions of Article V hereof.

13.10

RECORDING.  Tenant agrees not to record the within Lease, but each party hereto agrees, on the request of the other, to execute a so-called memorandum of lease or short form lease in form recordable and complying with applicable law and reasonably satisfactory to Landlord's attorneys.  In no event shall such document set forth the rent or other charges payable by Tenant under this Lease; and any such document shall expressly state that it is executed pursuant to the provisions contained in this Lease and is not intended to vary the terms and conditions of this Lease.

13.11

NOTICES.  Whenever, by the terms of this Lease, notice shall or may be given either to Landlord or to Tenant, such notice shall be in writing and shall be delivered in hand or sent by registered or certified mail, postage prepaid:

If intended for Landlord, addressed to Landlord at the address set forth in Section 1.2 of this Lease (or to such other address or addresses as may from time to time hereafter be designated by Landlord by like notice) and a copy to Landlord, c/o Goulston & Storrs, 400 Atlantic Avenue, Boston, Massachusetts 02210-2206, Attention:  Heritage on the Garden.

If intended for Tenant, addressed to Tenant at the address set forth in Section 1.2 of this Lease (or to such other address or addresses as may from time to time hereafter be designated by Tenant by like notice).

All such notices shall be effective when delivered in hand, or when deposited in the United States mail within the continental United States provided that the same are received in the ordinary course at the address to which the same were sent.

13.12

WHEN LEASE BECOMES BINDING.  Employees or agents of Landlord have no authority to make or agree to make a lease or any other agreement or undertaking in connection herewith.  The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, the Premises, and this document shall become effective and binding only upon the execution and delivery hereof by both Landlord and Tenant.  All negotiations, considerations, representations and understandings between Landlord and Tenant are incorporated herein and may be modified or altered only by written agreement between Landlord and Tenant, and no act or omission of any employee or agent of Landlord shall alter, change or modify any of the provisions hereof.

13.13

PARAGRAPH HEADINGS.  The paragraph headings throughout this instrument are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions of this Lease.

13.14

RIGHTS OF MORTGAGEE.  It is understood and agreed that the rights and interests of Tenant under this Lease shall be subject and subordinate to any mortgages or deeds of trust that may hereafter be placed upon the Commercial Unit and/or the Building and/or the Lot, and/or any part of the foregoing, and to any and all advances to be made thereunder, and to the interest thereon, and all renewals, modifications, replacements and extensions thereof, if the mortgagee or trustee named in said mortgages or deeds of trust shall elect by notice delivered to Tenant to subject and subordinate the rights and interest of Tenant under  this Lease to the lien of its mortgage or deed of trust; it is further agreed that any mortgagee or trustee may elect to give the rights and interest of Tenant under this Lease priority over the lien of its mortgage or deed of trust. In the event of either such election, and upon notification by such mortgagee or trustee to Tenant to that effect, the rights and interest of Tenant under this Lease shall be deemed to be subordinate to, or to have priority over, as the case may be, the lien of said mortgage or deed of trust, whether this Lease is dated prior to or subsequent to the date of said mortgage or deed of trust.  Tenant shall execute and deliver whatever instruments may be required for such purposes, and in the event Tenant fails so to do within ten (10) days after demand in writing, Tenant does hereby make, constitute and irrevocably appoint Landlord as its attorney-in-fact and in its name, place and stead so to do.  In the event that any holder or prospective holder of any mortgage which includes the Premises as part of the mortgaged premises, shall request any modification of any of the provisions of this Lease, other than a provision directly related to the rents payable hereunder, the duration of the term hereof, or the size, use or location of the Premises, Tenant agrees that Tenant will enter into a written agreement in recordable form with Landlord or such holder or prospective holder which shall effect such modification and provide that such modification shall become effective and binding upon Tenant and shall have the same force and effect as an amendment to this Lease for all purposes.  Tenant hereby appoints such holder as Tenant's attorney-in-fact to execute any such modification upon default of Tenant in complying with such holder's request.

13.15

STATUS REPORT.  Recognizing that both parties may find it necessary to establish to third parties, such as accountants, banks, mortgagees or the like, the then current status of performance hereunder, either party, on the request of the other made from time to time, will promptly furnish to Landlord, or the holder of any mortgage encumbering the Premises, or to Tenant, as the case may be, a statement of the status of any matter pertaining to this Lease, including, without limitation, acknowledgments that (or the extent to which) each party is in compliance with its obligations under the terms of this Lease.

13.16

SECURITY DEPOSIT; TENANT'S FINANCIAL CONDITION.  If, in Section 1.2 hereof, a security deposit is specified, Tenant agrees that the same will be paid upon execution and delivery of this Lease, and that Landlord shall hold the same, throughout the term of this Lease, as security for the performance by Tenant of all obligations on the part of Tenant to be kept and performed.  The security deposit may be paid by Tenant either in cash or by standby letter of credit issued by a banking institution reasonably acceptable to Landlord and on a form that is reasonably acceptable to Landlord.  For any banking institution to be reasonably acceptable to Landlord the same must have an office in the greater Boston metropolitan area where the letter of credit may be presented for a draw, and for a form to be reasonably acceptable to Landlord the same must be an irrevocable letter of credit transferable by Landlord without cost and providing that the letter of credit may be drawn by Landlord upon sight without any conditions not acceptable to Landlord in its sole discretion.  The letter of credit must also provide for a maturity that expires no earlier than ninety (90) days after the stated expiration date of the term of this Lease (as the same may be extended) or in lieu thereof a provision that allows the Landlord to draw down upon the letter of credit in full and hold the same as a cash security deposit in the event that the letter of credit is not extended, renewed or replaced within thirty (30) days prior to its date of expiration.  Landlord shall have the right from time to time without prejudice to any other remedy Landlord may have on account thereof, to apply such deposit, or any part thereof, to Landlord's damages arising from any default on the part of Tenant.  Tenant not then being in default, Landlord shall return the deposit, or so much thereof as shall not have theretofore been applied in accordance with the terms of this Section 13.16 to Tenant on the expiration or earlier termination of the Lease Term and surrender of possession of the Premises by Tenant to Landlord at such time.  While Landlord holds such deposit, Landlord shall have no obligation to pay interest on the same and shall have the right to commingle the same with Landlord's other funds.  If Landlord conveys Landlord's interest under this Lease, the deposit or any part thereof not previously applied may be turned over by Landlord to Landlord's grantee, and if so turned over, Tenant agrees to look solely to such grantee for proper application of the deposit in accordance with the terms of this Section 13.16 and the return thereof in accordance herewith.

Neither the holder of a mortgage nor the lessor in a ground lease of property which includes the Premises shall ever be responsible to Tenant for the return or application of any such deposit, whether or not it succeeds to the position of Landlord hereunder, unless such deposit shall have been received in hand by such holder or ground lessor.

Tenant warrants and represents that all information furnished to Landlord or Landlord's representatives in connection with this Lease are true and correct and in respect of the financial condition of Tenant, properly reflect the same without material adverse change, as of the date hereof.  Upon Landlord's demand, which may be made no more often than quarterly, Tenant shall furnish to Landlord, at Tenant's sole cost and expense, then current financial statements of Tenant, audited (if audited statements have been recently prepared on behalf of Tenant, or otherwise certified as being true and correct by the chief financial officer of Tenant).  If any such financial statements or other statements prepared in respect of Tenant's financial condition shall disclose any material adverse change from the financial condition of Tenant as of the date hereof, the same shall, upon notice from Landlord to Tenant, constitute a default by Tenant to which the provisions of Article XII hereof shall be applicable.

13.17

ADDITIONAL REMEDIES OF LANDLORD.  Landlord shall have the right, but shall not be required to do so, to pay such sums or do any act which requires the expenditure of monies which may be necessary or appropriate by reason of the failure or neglect of Tenant to perform any of the provisions of this Lease, and in the event of the exercise of such right by Landlord, Tenant agrees to pay to Landlord forthwith upon demand all such sums; and if Tenant shall default in such payment, Landlord shall have the same rights and remedies as Landlord has hereunder for the failure of Tenant to pay the Fixed Rent.

Except as otherwise set forth herein, any obligations of Tenant as set forth herein (including, without limitation, rental and other monetary obligations, repair obligations and obligations to indemnify Landlord), shall survive the expiration or earlier termination of this Lease, and Tenant shall immediately reimburse Landlord for any expense incurred by Landlord in curing Tenant's failure to satisfy any such obligation (notwithstanding the fact that such cure might be effected by Landlord following the expiration or earlier termination of this Lease).

13.18

HOLDING OVER.  Any holding over by Tenant after the expiration of the Lease Term shall be treated as a tenancy at sufferance at 150% the Fixed Rent and additional rent herein provided to be paid during the last twelve (12) months of the Lease Term (prorated on a daily basis) and shall otherwise be on the terms and conditions set forth in this Lease, as far as applicable.

13.19

NON-SUBROGATION.  Insofar as, and to the extent that, the following provision may be effective without invalidating or making it impossible to secure insurance coverage obtainable from responsible insurance companies doing business in the locality in which the Premises are located (even though extra premium may result therefrom):  Landlord and Tenant mutually agree that, with respect to any hazard which is covered by insurance then being carried by them, respectively, the one carrying such insurance and suffering such loss releases the other of and from any and all claims with respect to such loss; and they further mutually agree that their respective insurance companies shall have no right of subrogation against the other on account thereof.  In the event that extra premium is payable by either party as a result of this provision, the other party shall reimburse the party paying such premium the amount of such extra premium.  If, at the request of one party, this release and non-subrogation provision is waived, then the obligation of reimbursement shall cease for such period of time as such waiver shall be effective, but nothing contained in this Section 13.19 shall derogate from or otherwise affect releases elsewhere herein contained of either party for claims.

13.20	[INTENTIONALLY DELETED]

13.21	GOVERNING LAW. This Lease shall be governed exclusively by the provisions hereof and by the laws of the Commonwealth of Massachusetts as the same may from time to time exist.

13.22

DEFINITION OF ADDITIONAL RENT.  Without limiting any other provision of this Lease, it is expressly understood and agreed that Tenant's participation in Taxes, operating expenses, and all other charges which Tenant is required to pay hereunder, together with all interest and penalties that may accrue thereon, shall be deemed to be additional rent, and in the event of non-payment thereof by Tenant, Landlord shall have all of the rights and remedies with respect thereto as would accrue to Landlord for non-payment of Fixed Rent.

13.23

LANDLORD'S FEES AND EXPENSES.  Unless prohibited by applicable law, Tenant agrees to pay to Landlord the amount of all legal fees and expenses incurred by Landlord arising out of or resulting from any act or omission by Tenant with respect to this Lease or the Premises, including without limitation, any breach by Tenant of its obligations hereunder.

Further, if Tenant shall request Landlord's consent or joinder in any instrument pertaining to this Lease, Tenant agrees promptly to reimburse Landlord for the legal fees incurred by Landlord in processing such request, whether or not Landlord complies therewith; and if Tenant shall fail promptly so to reimburse Landlord, same shall be deemed to be a default in Tenant's monetary obligations under this Lease.

Whenever Tenant shall request approval by Landlord or the Landlord's architect of plans, drawings, specifications, or otherwise with respect to initial alteration of the Premises, subsequent remodelling thereof, installation of signs including subsequent changes thereof, or the like, Tenant specifically agrees promptly to pay to Landlord's architect (or reimburse Landlord for the payment Landlord makes to said architect) for all charges involved in the review (and re-review, if necessary) and approval or disapproval thereof whether or not approval shall ultimately be given.

ARTICLE XIV

PARKING

14.1	PARKING RIGHTS.

(a) During the term of this Lease, Tenant shall have the right, during Normal Building Operating Hours, to park passenger vehicles in the number of parking spaces in the parking garage located in the Building as set forth in Section 1.2 hereof, subject to reasonable rules and regulations in respect thereof promulgated by the Landlord from time to time.  Such parking shall be for the use of Tenant's officers and employees and, at Landlord's election, shall be either in spaces specifically assigned from time to time to Tenant (which, as provided in Section 1.2, may include so-called tandem spaces which shall be counted as two (2) spaces) for such purpose or on an unassigned, nonexclusive basis.

(b) As consideration for such parking rights, Tenant shall pay to Landlord as additional rent an amount determined as the product of (x) the number of spaces so specified multiplied by (y) the monthly parking rate for office tenants in the Building determined by the Landlord from time to time and subject to change from time to time.  Currently, the rate for an individual space is $575.00 per month and the rate for each tandem space is $500.00 per month, subject to change from time to time.

(c) In addition to, and not in limitation of any other provisions in this Lease, the Tenant understands and agrees that its rights as respects such parking are a license only and shall terminate upon the termination or expiration of this Lease, and that all vehicles so parked are at the sole risk of Tenant.

(d) Upon request of Landlord, Tenant shall furnish Landlord a list of the individuals who are authorized to utilize the parking rights granted herein, with such information regarding the vehicles to be parked as Landlord may require.  If any vehicles are parked by any of Tenant's officers or employees in violation of the rules and regulations promulgated by Landlord, Landlord, in addition to whatever other rights or remedies it may have, shall have the right to tow said vehicles at the Tenant's expense and Tenant shall reimburse Landlord for such towing charges as additional rent hereunder.

ARTICLE XV

EXTENSION OPTION

15.1

OPTION TO EXTEND.  Provided Tenant is not in default hereunder beyond applicable notice and cure periods, Tenant shall have the right to extend the term of this Lease for one period of two (2) years by notice to Landlord to such effect given no later than twelve (12) months nor earlier than fifteen (15) months prior to the end of the then term of this Lease and if Tenant timely and properly gives such notice then the term of this Lease shall be extended without the necessity of any further action between Landlord and Tenant upon all the terms and conditions set forth herein except that the fixed rent shall be the greater of (x) fixed rent per annum and additional rent under Article VIII for the 12-month period immediately preceding the commencement of the extension term (the “Current Rent”) or (y) the then fair market rental value of the Premises.  If Tenant timely and properly exercises such option to extend, then Landlord shall give to Tenant its determination as to the fair market rental value of the Premises.  If within sixty (60) days after Tenant’s exercise of its right to extend Landlord has not submitted such determination to Tenant then Tenant may request such determination from Landlord and Landlord shall submit the same to Tenant within ten (10) days after such request.  If after receipt of Landlord’s determination Tenant determines to contest such determination then by notice to Landlord given within thirty (30) days after its receipt of Landlord’s determination Tenant may request that the determination of fair market rental value be made by arbitration as follows:  Each of Landlord and Tenant shall designate a person to act as arbitrator, which person shall be a person with at least five years experience in the appraisal of real property in the City of Boston and shall not be directly employed by Landlord or Tenant.  The two appraisers so chosen shall within thirty (30) days of their selection determine the fair market rental value of the Premises but if the two appraisers are unable to agree upon such fair market rental value within such period then the determination shall be made by a third appraiser selected by the two appraisers, which appraiser likewise shall not be directly employed by either Landlord or Tenant and shall have at least five years experience in the appraisal of real property within the City of Newton.  The determination of the third appraiser shall be final.  The costs and expenses of the third appraiser shall be borne jointly by Landlord and Tenant.  Until the determination of the fair market rental value has been determined Tenant shall pay to Landlord on account of fixed rent for and with respect to the extension term at the rate of the Current Rent per annum, with a prompt adjustment as soon as the fair market rental value of the Premises for the extension term has been determined.  Fixed Rent shall be payable during the extension term in monthly installments of 1/12th of the annual amount in advance on the commencement date of the extension term and on the first day of each month thereafter.

WITNESS the execution hereof in any number of counterparts, each of which counterparts shall be deemed an original for all purposes, as of the day and year first above written.

TDC HERITAGE LLC

By:	TDC Holding Corp., its manager

By:	/s/ Ronald Druker
Its hereunto duly authorized

(Landlord)

PARATEK PHARMA, LLC.

By:	/s/ Douglas W. Pagán
Its
Hereunto duly authorized

(Tenant)

G U A R A N T E E

FOR VALUE RECEIVED, and in consideration for, and as an inducement to TD HERITAGE LLC (the “Landlord”) to make the foregoing lease (the “Lease”) with PARATEK PHARMA, LLC (the “Tenant”), the undersigned, PARATEK PHARMACEUTICALS, INC., a Delaware corporation (the “Guarantor”), unconditionally guarantees the full performance and observance of all the covenants, conditions and agreements therein provided to be performed and observed by the Tenant, the Tenant’s successors and assigns, and expressly agrees that the validity of this agreement and the obligations of the Guarantor shall in no way be terminated, affected or impaired by reason of the granting by the Landlord of any indulgences to the Tenant or by reason of the assertion by the Landlord against the Tenant of any of the rights or remedies reserved to the Landlord pursuant to the provisions of the Lease or by the relief of the Tenant from any of the Tenant’s obligations under the Lease by operation of law or otherwise (including, but without limitation, the rejection of the Lease in connection with proceedings under the bankruptcy laws now or hereafter enacted); the Guarantor hereby waiving all suretyship defenses.  The obligations of the Guarantor include the payment to Landlord of any monies payable by Tenant under any provisions of the Lease, at law, or in equity, including, without limitation, any monies payable by virtue of the breach of any warranty, the grant of any indemnity or by virtue of any other covenant of Tenant under the Lease.

The Guarantor further covenants and agrees that this Guarantee shall remain and continue in full force and effect as to any renewal, modification or extension of the Lease, whether or not the Guarantor shall have received any notice of or consented to such renewal, modification or extension.  The Guarantor further agrees that its liability under this Guarantee shall be primary (and that the heading of this instrument and the use of the word “guarantee(s)” shall not be interpreted to limit the aforesaid primary obligations of the Guarantor), and that in any right of action which shall accrue to the Landlord under the Lease, the Landlord may, at its option, proceed against the Guarantor, any other guarantor, and the Tenant, jointly or severally, and may proceed against the Guarantor without having commenced any action against or having obtained any judgment against the Tenant or any other guarantor.  The Guarantor irrevocably waives any and all rights the Guarantor may have at any time (whether arising directly or indirectly, by operation of law or by contract or otherwise) to assert any claim against the Tenant on account of payments made under this Guarantee, including, without limitation, any and all rights of or claim for subrogation, contribution, reimbursement, exoneration and indemnity, and further waives any benefit of and any right to participate in any security deposit or other collateral which may be held by the Landlord; and the Guarantor will not claim any set-off or counterclaim against the Tenant in respect of any liability the Guarantor may have to the Tenant.  The Guarantor further represents to the Landlord as an inducement for it to make the Lease, that the Guarantor owns all of the entire outstanding capital stock of the Tenant, that the execution and delivery of this Guarantee is not in contravention of its charter or by-laws or applicable state laws, and has been duly authorized by its Board of Directors.

Guarantee -1

It is agreed that the failure of the Landlord to insist in any one or more instances upon a strict performance or observance of any of the terms, provisions or covenants of the Lease or to exercise any right therein contained shall not be construed or deemed to be a waiver or relinquishment for the future of such term, provision, covenant or right, but the same shall continue and remain in full force and effect.  Receipt by the Landlord of rent with knowledge of the breach of any provision of the Lease shall not be deemed a waiver of such breach.

No subletting, assignment or other transfer of the Lease, or any interest therein, shall operate to extinguish or diminish the liability of the Guarantor under this Guarantee; and wherever reference is made to the liability of the Tenant named in the Lease, such reference shall be deemed likewise to refer to the Guarantor.

All payments becoming due under this Guarantee, including, without limitation, costs of collection, and not paid when due shall bear interest from the applicable due date until received by the Landlord at the interest rate set forth in the Lease.

It is further agreed that all of the terms and provisions hereof shall inure to the benefit of the heirs, executors, administrators and assigns of the Landlord, and shall be binding upon the successors and assigns of the Guarantor.

IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be executed in its corporate name by its duly authorized representative, and its corporate seal to be affixed hereto this 24 day of April, 2015.

PARATEK PHARMACEUTICALS, INC.

By:	/s/ Douglas W. Pagán
Its
Hereunto duly authorized

Guarantee -2

EXHIBIT A

PLAN SHOWING TENANT’S SPACE

BOYLSTON STREET - PUBLIC GARDEN
PARK PLAZA

THE HERITAGE ON THE GARDEN

4TH FLOOR TENANT SPACE - 8,104 RSF

A-1

EXHIBIT B

DESCRIPTION OF LOT

SECOND PARCEL
(A) PART 1

Beginning at a point on the southerly line of relocated Park Plaza, said point being S 74° 36' 24" W, a distance of 81.60 feet from the southeast corner of the first parcel.

THENCE running through Park Plaza on the following three (3) courses:
Southerly, 14.00 feet to a point;
Westerly, 37.00 feet to a point;
and Northerly 14.00 feet to a point on said southerly line of relocated Park Plaza;

THENCE running N 74° 36' 24" E by said southerly line of relocated Park Plaza, a distance of 37.00 feet to the Point of Beginning.

Said parcel contain 518 square feet, more or less and extends from elevation 1.00 to elevation 16.00, said elevations referring to Boston City Base.

THIRD PARCEL
(A) PART 2

Beginning at a point on the southerly line of said relocated Park Plaza, said point being S 74° 36' 24" W, a distance of 166.10 feet from the southeast corner of the first parcel.

THENCE running through Park Plaza on the following three (3) courses:
Southwesterly, 2.82 feet to a point;
Westerly, 5.00 feet to a point;
and Northwesterly 2.82 feet to a point on said southerly line of relocated Park Plaza;

THENCE running N 74° 36' 24" E, by said southerly line of relocated Park Plaza, a distance of 9.00 feet to the Point of Beginning.

Said parcel contains 14 square feet, more or less, and extends from elevation 40.00 to elevation 106.00, said elevations referring to Boston City Base.

FOURTH PARCEL
(A) PART 3

Beginning at a point on the southerly line of said relocated Park Plaza, said point being S 74° 36' 24" W, a distance of 143.10 feet from the southeast corner of the first parcel.

THENCE running through Park Plaza southwesterly and northwesterly on a curve to the right having a radius of 18.25 feet, an arc distance of 21.16 feet to a point on said southerly line of relocated Park Plaza;

THENCE running N 74° 36' 24" E, by said southerly line of relocated Park Plaza, a distance of 20.00 feet to the Point of Beginning.

Said parcel contains 41 square feet, more or less, and extends from elevation 103.50 to elevation 139.00, said elevations referring to Boston City Base.

FIFTH PARCEL
(A) PART 4

Beginning at a point on the southerly line of said relocated Park Plaza, said point being S 74° 36' 24" W, a distance of 131.10 feet from the southeast corner of the first parcel.

THENCE running through Park Plaza on the following three (3) courses:
Southwesterly, 2.82 feet to a point;
Westerly, 5.00 feet to a point;
and Northwesterly 2.82 feet to a point on said southerly line of relocated Park Plaza;

THENCE running N 74° 36' 24" E, by said southerly line of relocated Park Plaza, a distance of 9.00 feet to the Point of Beginning.

Said parcel contains 14 square feet, more or less, and extends from elevation 40.00 to elevation 106.00, said elevations referring to Boston City Base.

SIXTH PARCEL
(A) PART 5

Beginning at a point on the southerly line of said relocated Park Plaza, said point being S 74° 36' 24" W, a distance of 45.10 feet from the southeast corner of the first parcel.

THENCE running through Park Plaza on the following three (3) courses:

Southwesterly, 2.82 feet to a point;
Westerly, 5.00 feet to a point;
and Northwesterly, 2.82 feet to a point on said southerly line of relocated Park Plaza;

THENCE running N 74° 36' 24" E, by said southerly line of relocated Park Plaza, a distance of 9.00 feet to the Point of Beginning.

Said parcel contains 14 square feet, more or less, and extends from elevation 40.00 to elevation 106.00, said elevations referring to Boston City Base.

SEVENTH PARCEL
(A) PART 6

Beginning at a point on the southerly line of said relocated Park Plaza, said point being S 74° 36' 24" W, a distance of 10.60 feet from the southeast corner of the first parcel.

THENCE running through Park Plaza on the following three (3) courses:

Southwesterly, 2.82 feet to a point;
Westerly, 5.00 feet to a point;
and Northwesterly, 2.82 feet to a point on said southerly line of relocated Park Plaza;

THENCE running N 74° 36' 24" E, by said southerly line of relocated Park Plaza, a distance of 9.00 feet to the Point of Beginning.

Said parcel contains 14 square feet, more or less, and extends from elevation 40.00 to elevation 106.00, said elevations referring to Boston City Base.

EIGTH PARCEL
(B) PART 1

Beginning at a point at land, now or formerly of Boston Redevelopment Authority, said point being S 15° 23' 36" E, a distance of 60.50 feet from the northwest corner of the first parcel;

THENCE running S 15° 23' 36" E by land of said Authority a distance of 9.00 feet to a point;

THENCE running through land of said Authority on the following three courses:

Northwesterly, 2.82 feet to a point;
Northerly, 5.00 feet to a point;
and Northeasterly, 2.82 feet to the Point of Beginning.

Said parcel contains 14 square feet, more or less, and extends from elevation 40.00 to elevation 168.00, said elevations referring to Boston City Base.

NINTH PARCEL
(B) PART 2

Beginning at a point on the easterly side of relocated Arlington Street, said point being N 15° 23' 36" W, a distance of 44.50 feet from the southwest corner of the first parcel;

THENCE running through Arlington Street on the following three (3) courses:

Northwesterly, 2.82 feet to a point;
Northerly, 5.00 feet to a point;
and Northeasterly, 2.82 feet to a point on said easterly side of relocated Arlington Street;

THENCE running S 15° 23' 36" E, by said easterly side of relocated Arlington Street, a distance of 9.00 feet, to the Point of Beginning.

Said parcel contains 14 square feet, more or less, and extends from elevation 40.00 to elevation 148.00, said elevations referring to Boston City Base.

TENTH PARCEL
(B) PART 3

Beginning at a point at land now or formerly of Boston Redevelopment Authority, said point being N 15° 23' 36" W, a distance of 64.50 feet from the southwest corner of the first parcel;

THENCE running northwesterly and northeasterly in part through land of said Authority and in part through Arlington Street, on a curve to the right having a radius of 16.00 feet, an arc distance of 20.34 feet to a point on easterly side of relocated Arlington Street extended northwesterly.

THENCE running S 15° 23' 36" E, along said extended easterly line of relocated Arlington Street, a distance of 19.00 feet, to the Point of Beginning.

Said parcel contains 40 square feet, more or less, and extends from elevation 52.50 to elevation 96.50, said elevations referring to Boston City Base.

ELEVENTH PARCEL
(C) PART 1

Beginning at a point on the southerly line of Boylston Street, said point being N 74° 36' 24" E, a distance of 24.75 feet from the northwest corner of the first parcel;

THENCE running northeasterly and southeasterly through Boylston Street, on a curve to the right having a radius of 18.50 feet, an arc distance of 21.13 feet to a point on said southerly line of Boylston Street;

THENCE running S 74° 36' 24" W, along said southerly line of Boylston Street, a distance of 20.00 feet, to the Point of Beginning.

Said parcel contains 40 square feet, more or less, and extends from elevation 63.00 to elevation 96.50, said elevations referring to Boston City Base.

TWELFTH PARCEL
(C) PART 2

Beginning at a point on the southerly line of Boylston Street, said point being N 74° 36' 24" E, a distance of 145.50 feet from the northwest corner of the first parcel;

THENCE running northeasterly and southeasterly through Boylston Street, on a curve to the right having a radius of 18.50 feet, an arc distance of 21.13 feet to a point on said southerly line of Boylston Street;

THENCE running [illegible]
Street, a distance of 20.00 feet, to the Point of Beginning.

Said parcel contains 40 square feet, more or less, and extends from elevation 63.00 to elevation 106.50, said elevations referring to Boston City Base.

THIRTEENTH PARCEL
(C) PART 3

Beginning at a point on the southerly line of Boylston Street, said point being S 74° 36' 24" W, a distance of 24.75 feet from the northeast corner of the first parcel;

THENCE running S 74° 36' 24" W, along said southerly line of Boylston Street, a distance of 20.00 feet to a point;

THENCE running northeasterly and southeasterly through Boylston Street, on a curve to the right having a radius of 18.50 feet, an arc distance of 21.13 feet to the Point of Beginning.

Said parcel contains 40 square feet, more or less, and extends from elevation 63.00 to elevation 96.50, said elevations referring to Boston City Base.

Parcels One through Thirteen above are shown on sheet 1 of 2 of the plans hereinbefore described.

FOURTEENTH PARCEL
(A) PART 7

Beginning at the southwest corner of the first parcel;

THENCE running along the southerly line of relocated Park Plaza on the following three (3) courses:
Easterly, 69.50 feet to a point;
Northerly, 4.00 feet to a point;
and Easterly, 4.50 feet to a point;

THENCE running through Park Plaza, on the following two (2) courses:
Southerly, 8.50 feet to a point;
and S 74° 36' 24" W, a distance of 78.50 feet to a point;

THENCE running N 15° 23' 36" W through Arlington Street, a distance of 41.15 feet, to a point;

THENCE running N 70° 00' 17" E through Arlington Street, a distance of 4.51 feet, to a point on the aforesaid relocated easterly line of Arlington Street;

THENCE southerly, along said relocated easterly line of Arlington Street, a distance of 37.01 feet, to the Point of Beginning.

Said parcel contains 537 square feet, more or less, and extends from elevation 14.00 and continuing below, said elevation referring to Boston City Base.

FIFTEENTH PARCEL
(A) PART 8

Beginning at the southeast corner of the first parcel;

THENCE running through Park Plaza on the following two (2) courses:
Southerly, 4.50 feet to a point;
and S 74° 36' 24" W, a distance of 186.60 feet, to a point on the easterly line of relocated Park Plaza;

THENCE running northerly, along said easterly line of relocated Par Plaza, a distance of 4.50 feet to a point on the southerly line of relocated Park Plaza;

THENCE running easterly, along said southerly line of relocated Par Plaza, a distance of 186.60 feet to the Point of Beginning.

Said parcel contains 840 square feet, more or less, and extends fro elevation 13.50 and continuing below, said elevation referring to Boston City Base.

SIXTEENTH PARCEL
(B) PART 4

Beginning at a point on the relocated easterly line of Arlington Street, said point being N 15° 23' 36" W, a distance of 37.01 feet from the southwest corner of the first parcel;

THENCE running through Arlington Street on the following two (2) courses:
S 70° 00' 17" W, a distance of 4.51 feet to a point;
and N 15° 23' 36" W, a distance of 69.87 feet to a point at land, or formerly of Boston Redevelopment Authority;

THENCE running through land of said Authority N 15° 23' 36" W, a distance of 55.45 feet to a point on the southerly line of Boylston Street;

THENCE running N 68° 56' 57" E, along said southerly line of Boylst Street, a distance of 4.52 feet, to a point on said relocated easte line of Arlington Street extended northerly;

THENCE running S 15° 23' 36" E, along said extended relocated easte line of Arlington Street, a distance of 108.31 feet to a point;

THENCE running S 15° 23' 36" E, along said relocated easterly line Arlington Street, a distance of 17.10 feet to the Point of Beginnin

Said parcel contains 518 square feet, more or less, and extends fro elevation 15.00 and continuing below, said elevation referring to Boston City Base.

EXHIBIT C

LANDLORD’S WORK

Exhibit C

EXIST. ELEC.
EXIST. TEL/DATA
EXISTING MEDIUM CONFERENCE ROOM
NEW VCT FLOORING
COPY ROOM
OFFICE 7 HUDDLE ROOM
WORK STA. 1
WORK STA. 2
WORK STA. 3
WORK STA. 4
WORK STA. 5
WORK STA. 6
WORK STA. 7
WORK STA. 8
WORK STA. 9
WORK STA. 10
WORK STA. 11
WORK STA. 12
EXIST. LARGE CONF. ROOM
SEATING AREA
OFFICE 1
OFFICE 2
OFFICE 3
OFFICE 4
OFFICE 5
OFFICE 6
OFFICE 8
OFFICE 9
OFFICE 10
OFFICE 11
DW
UP
DN
PARK PLAZA

SPACE TO BE TURNED OVER AS IS CURRENTLY CONFIGURED WITH EXISTING WALLS, CEILINGS, GRID, LIGHT FIXTURES, MEP GENERALLY TO REMAIN. DEMOLITION, CEILING REPAIRS AND NEW WALLS REQUIRED TO ACHIEVE THE LAYOUT SHOWN WILL BE CONSTRUCTED.

NEW PAINT AND CARPET THROUGHOUT THE ENTIRE SCOPE OF WORK AREA EXCPET WHERE NOTED AS VCT.

TENANT IS RESPONSIBLE FOR PROCUREMENT, DELIVERY AND INSTALLATION OF ALL FURNITURE, APPLIANCES AND EQUIPMENT. DISHWASHER TO BE CONNECTED BY LANDLORD'S PLUMBING SUBCONTRACTOR.

TENANT IS RESPONSIBLE FOR ALL TEL / DATA & SECURITY WIRING AND EQUIPMENT PROCUREMENT, DELIVERY AND INSTALLATION.

SPECIFIC NOTES:

*① NEW DOOR WITH FULL GLASS VISION PANEL (CONF) NEW DOOR TO COPY ROOM

*② NEW TRANSOM GLASS – 8" WIDE X 24" H. 6" BELOW CEILING

*③ NEW SIDELIGHTS TO MATCH EXISTING. SINGLE WIDTH 36", DOUBLE WIDTH 72".

[*] * ~~ADDITIONAL SCOPE OF WORK – TENANT COST~~

④ REPLACE EXISTING MILLWORK WITH NEW. FINISHES TO BE SELECTED BY TENANT. NEW SINK TO BE ADA COMPLIANT. DISHWASHER TO BE INSTALLED BY GC.

*⑤ NEW PASS THRU AT 42" WITH P-LAM CAP.

⑥ PROVIDE POWER FOR NEW WORK STATIONS

EXHIBIT C

C-1

EXHIBIT D

HERITAGE ON THE GARDEN

75 PARK PLAZA

COMMERCIAL OFFICE/PUBLIC AREA CLEANING SPECIFICATIONS

OFFICE AREA

DAILY: (Monday through Friday)

•	Empty trash receptacles
•	Dust & spot clean horizontal surfaces, furniture & brightwork
•	Spot clean vertical surfaces
•	Clean water fountains
•	Clean partition & door glass
•	Vacuum Carpeting (Shampooing by Tenant)

MONTHLY

•	Dust table & chair legs, baseboards, ledges & moldings.
•	Vacuum fabric furniture
•	Clean & sanitize phones

QUARTERLY

•	Clean diffusers
•	High Dusting
•	Wash windows

LAVATORIES

DAILY: (Monday through Friday)

•	Clean & sanitize fixtures, mirrors & enamel surfaces
•	Polish chrome
•	Mop floors
•	Refill dispensers
•	Empty trash
•	Spot Clean vertical surfaces

MONTHLY

•	Wash all partitions, title walls & enamel surfaces

QUARTERLY

•	Clean diffusers
•	Machine clean floors

D-1

PUBLIC AREAS

DAILY: (Monday through Friday)

•	Empty trash receptacles
•	Dust & spot clean horizontal surfaces, etc.
•	Spot clean vertical surfaces
•	Clean & polish drinking fountains
•	Clean doors & frames
•	Vacuum carpeting, mop & buff floors
•	Clean & polish elevator walls & brightwork
•	Vacuum elevator carpet & spot clean
•	Dust railings
•	Sweep Stairs

MONTHLY

•	High dust
•	Dust table & chair legs, baseboards, ledges & moldings
•	Vacuum fabric furniture
•	Spot clean railings
•	Damp mop stairs & landings

QUARTERLY

•	Wash trash receptacles
•	Clean diffusers
•	Shampoo carpets
•	Wash windows (INTERIOR)

D-2

EXHIBIT F

ADDRESS FOR PAYMENTS

The Landlord hereby authorizes and instructs Tenant to send all payments of rent due under the Lease (including without limitation fixed rent, and amounts due for operating expenses and real estate taxes) directly to the account specified below or if payments are made by check or cash to the address specified below, notwithstanding any contrary provision of the Lease:

Account Information:

TDC Heritage LLC

Bank of America

ABA # 011000138

Account # 0046 4058 7015

Address Information:

TDC Heritage LLC
Bank of America
P.O. Box 417966
Boston, MA 02441-7966

These payment instructions have been implemented as part of a credit facility provided to the Landlord by Teachers Insurance and Annuity Association of America ("TIAA"). Tenant is to continue making all lease payments in accordance with these instructions until it receives further written instructions signed by TIAA (or its successor as Lender).

Please note that TIAA is neither a mortgagee-in-possession nor a receiver of rents, and TIAA has not assumed any obligations of the Landlord under the Lease. Therefore, Tenant should continue to send all communications regarding the Lease or landlord issues in the manner specified in the Lease and not to TIAA. TIAA has no obligation with respect to any such notice, and notice to TIAA will not be deemed effective notice to the Landlord under the Lease.

LEASE AMENDMENT NO. 1

This Agreement (“Agreement”) made as of this 18th day of July, 2016 by and between TDC HERITAGE LLC, a Delaware limited liability company (“Landlord”) and PARATEK PHARMA, LLC (“Tenant”) and PARATEK PHARMACEUTICALS, INC., a Delaware corporation (“Guarantor”).

WITNESSETH THAT

WHEREAS, Landlord is the landlord and Tenant is the tenant under a certain lease dated April 24, 2015, relating to certain premises (the “Original Premises”) at 75 Park Plaza, Boston, Massachusetts as more fully described therein (the “Lease”); and

WHEREAS, Guarantor has guaranteed all of the obligations of the Tenant under the Lease under a certain Guarantee dated April 24, 2015 (the “Guarantee”); and

WHEREAS, Landlord and Tenant and Guarantor desire to amend the Lease in certain respects.

NOW, THEREFORE, for and in consideration of the premises and mutual covenants herein contained, the parties hereto hereby agree as follows:

1. Initially capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Lease.

2. Landlord and Tenant hereby confirm that the initial term of the Lease shall expire on August 31, 2019 (the “Original Expiration Date”).

3. That area on the 3rd floor of the Building containing approximately 4,153 rentable square feet and shown on Exhibit A attached hereto is hereby added to the Lease as additional premises demised to Tenant under the Lease (the “Additional Premises”).

Tenant hereby accepts the Additional Premises in their as-is condition provided that: (i) Landlord shall construct at its sole cost and in accordance with its standard building specifications the demising walls to demise the Additional Premises pursuant to the plans attached hereto as Exhibit B, (ii) provide a transformer and 200 amp electric service for Tenant’s use within the Additional Premises, which service shall be separately metered from services for other tenants, (iii) deliver the Additional Premises to Tenant free of other occupants or any furniture, fixtures, equipment or personal property, and (iv) deliver the Additional Premises in broom-clean condition.

4. On the earlier to occur of the 120th day after the date hereof or the date that the Tenant first occupies the Additional Premises (the “AP RCD”), the Tenant shall commence to pay rent in respect of the Additional Premises as follows:

(i)

Fixed rent at the rate of $220,109.00 per annum, payable at the rate of $18,342.42 per calendar month and proportionally as such rate for any partial month. On the first annual anniversary of the AP RCD and on each annual anniversary thereafter, such fixed rent shall increase by $4,153.00 per annum and such monthly rent shall increase by $346.08 per calendar month (and proportionally as such rate for any partial month).

(ii)

Tenant shall pay additional rent in respect of the Additional Premises under Section 8.1 of the Lease except that for the purpose of determination of such additional rent, the Base Tax Amount shall be the Taxes for the tax period ending June 30, 2017 and the Tenant’s Share shall be 2.5%, and Tenant shall pay additional rent in respect of the Additional Premises under Section 8.2 of the Lease except that for the purpose of determination of such additional rent the Base Premises Operating Expenses shall be the sum of (x) the Tenant’s Commercial Expenses Share of the Commercial Operating Expenses and (y) the Tenant’s Office Expenses Share of the Office Operating Expenses, in each case for and with respect to calendar year 2016, and for the determination of such shares the figure 8,104 used in Sections 8.2 (a)(iii) and (iv) shall be changed to 4,153.

5. The term of the Lease which would otherwise expire on the Original Expiration Date is hereby extended to end on August 31, 2021 as if such date were the date originally set forth in the Lease for the expiration thereof and Tenant shall have no further right to extend the term of the Lease and the option to extend set forth in Section 15.1 of the Lease is hereby deleted.

6. The fixed rent in respect of the Original Premises for and with respect to the period beginning on September 1, 2019 and ending on August 31, 2021 shall increase on each of September 1, 2019 and September 1, 2020 by $8,104.00 per annum ($675.33 monthly).

7. Upon the execution hereof the Tenant has paid to the Landlord the amount of $125,000.00 to be held as part of the security deposit under the Lease and, therefore, the amount of the security deposit under the Lease is hereby increased from $250,000 to $375,000.

8. As an inducement to Tenant to enter into this Agreement, Landlord shall pay to Tenant an amount equal to the lesser of $249,180.00 or the costs incurred by the Tenant to fit-out the Additional Premises as follows (the “Inducement Payment”): Within thirty (30) days after the Landlord has received from the Tenant (i) lien waivers from Tenant’s general contractor and any subcontractors having a contract in excess of $2,500.00 in form and substance reasonably acceptable to Landlord, (ii) a certificate from Tenant’s general contractor that all of the Tenant’s work in such fit-out has been completed (other than for customary “punch list” items); (iii) a certificate from Tenant setting forth the cost of such work and evidence thereof in the form of paid invoices, receipts and the like, then provided that no default of Tenant beyond the expiration or applicable notice and cure periods then exists, and that there exists no lien filed against the

Premises or the Building as a result of such work, the Landlord shall pay the full amount of the Inducement Payment to Tenant. If the Tenant does not submit its request for payment of the Inducement Payment within twelve (12) months after the date the work commences, then Landlord has no obligation to make such payment.

9. As amended hereby, the Lease is hereby ratified, confirmed and approved and, except as amended hereby, the Lease shall remain in full force and effect in accordance with its terms.

10. Guarantor hereby ratifies and confirms its guarantee under the Guarantee of the Lease as amended hereby.

11. Tenant hereby represents and warrants to Landlord that it has dealt with no person or firm to whom a brokerage fee or commission would be due and owing in connection with this Agreement other than Newmark Grubb Knight Frank (the “Broker”). Landlord shall be solely responsible for paying the Broker a brokerage fee commission pursuant to a separate agreement.

Witness the execution hereof as of the day and year first above written.

TDC HERITAGE LLC

By:	TDC Holding Corp.,
Its manager

By:	/s/ Ronald Druker
Its:
Hereunto duly authorized

PARATEK PHARMA, LLC,

By:	/s/ Douglas W. Pagan
Its:	CFO
Hereunto duly authorized

PARATEK PHARMACEUTICALS, INC.,

By:	/s/ Douglas W. Pagan
Its:	CFO
Hereunto duly authorized

EXHIBIT A

THE HERITAGE
ON THE GARDEN

4,153 RSF

PARATEK
4,153 rsf 3rd FLOOR
75 PARK PLAZA BOSTON, MA

8748613.2

EXHIBIT B

PLAN FOR DESIMING WALL(S)

THE HERITAGE
ON THE GARDEN

MECHANICAL ROOM
STAIR
DN
UP
4,153 RSF

PARATEK
4,153 rsf 3rd FLOOR
75 PARK PLAZA BOSTON, MA